Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181076

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT Subject to completion, dated April 9, 2014

(To Prospectus dated May 10, 2012)

$             of Units to Purchase

             Common Shares and

Warrants to Purchase              Common Shares

BOX SHIPS INC.

Box Ships Inc. is offering              of its common shares and warrants to purchase up to              of its common shares at an exercise price of $             per common share (and the shares of common stock issuable from time to time upon exercise of these warrants). The common shares and warrants will be sold in units, with each unit consisting of one common share and a warrant to purchase              common shares. Each unit will be sold at a price of $             per unit. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. Each common share sold in this offering includes a preferred share purchase right that trades with the common shares.

In the event that at least $10.0 million of units are sold in this offering, Neige International Inc., a company controlled by our Chairman, President and Chief Executive Officer, has agreed to purchase, directly from us at the public offering price, a number of units equal to 10% of the units sold in this offering, in a concurrent private placement.

Our common shares are listed on the New York Stock Exchange under the symbol “TEU”. The last reported sale price of our common shares on April 8, 2014 was $2.35. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the New York Stock Exchange, any other national securities exchange or any other nationally recognized trading system.

The aggregate market value of our outstanding common shares held by non-affiliates as of March 5, 2014 is approximately $54,558,118, based on 25,291,715 common shares outstanding, of which 18,684,287 are held by non-affiliates, and a closing price on the New York Stock Exchange of $2.92 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

Investing in our common shares and warrants involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 7 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 20, 2014.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Box Ships Inc.
Per Unit	$	$	$
Total	$	$	$

(1)	The underwriters are not purchasing and will not receive an underwriting discount or commission on the sale of the units to Neige International Inc.

We have granted the underwriters an option for a period of 45 days from the closing of this offering to purchase up to an additional                  common shares at a price of $             per share and/or additional warrants to purchase up to                  warrants at a price of $             per warrant, to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the units on or about                     , 2014.

Maxim Group LLC

The date of this prospectus supplement is                     , 2014

Prospectus

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the heading, “Where You Can Find Additional Information” before investing in our common shares and warrants.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and any underwriters have not, authorized anyone to provide you with information that is different. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common shares and warrants only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common shares and warrants.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference, include “forward-looking statements,” as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	our ability to repay our debt and obtain additional financing;

•	expected compliance with financing agreements and the expected effect of restrictive covenants in such agreements;

•	our expectations of our ability to pay dividends on our equity securities;

•	our future financial condition or results of operations and future revenues and expenses;

•	our ability to identify and acquire additional containerships;

•	general market conditions and shipping market trends, including charter rates and factors affecting supply and demand;

•	planned capital expenditures and the ability to fund capital expenditures from external financing sources;

•	the need to establish reserves that would reduce the amounts available to pay dividends on our equity securities;

•	changes in demand or rates in the container shipping industry;

•	future supply of, and demand for, products suitable for shipping in containers;

•	our charterers’ performance of their obligations under our time charters;

•	changes in the supply and demand of containerships, including newbuilding vessels or lower than anticipated scrapping of older vessels;

•	changes in rules and regulations applicable to the container shipping industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities;

•	increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube oil, bunkers, repairs, maintenance and general and administrative expenses;

•	the adequacy of our insurance arrangements;

•	changes in general domestic and international political conditions;

•	changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures;

•	the ability to leverage the relationship and reputation of Allseas Marine S.A. in the shipping industry;

S-iii

•	the ability to maximize the use of vessels;

•	operating expenses, availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	expected pursuit of strategic opportunities, including the acquisition of vessels and expansion into new markets;

•	expected financial flexibility to pursue acquisitions and other expansion opportunities;

•	the ability to compete successfully for future chartering and newbuilding opportunities;

•	the expenses under service agreements with affiliates of the Company;

•	the anticipated taxation of our Company and distributions to our shareholders;

•	the expected life span of our vessels;

•	customers’ increasing emphasis on environmental and safety concerns;

•	anticipated funds for liquidity needs and the sufficiency of cash flows; and

•	our business strategy and other plans and objectives for future operations.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the section entitled “Risk Factors,” beginning on page S-8 of this prospectus supplement and beginning on page 7 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission, or SEC, on March 20, 2014 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

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PROSPECTUS SUMMARY

This section summarizes some of the information that is contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. As an investor or prospective investor, you should review carefully the entire prospectus supplement and the accompanying prospectus, any free writing prospectus that may be provided to you in connection with the offering of the common shares and warrants and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” included on page S-9 of this prospectus supplement, on page 7 of the accompanying prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014.

Unless we specify otherwise, when used in this prospectus the terms the “Company,” “we,” “our” and “us” refer to Box Ships Inc. and its subsidiaries. References to “Paragon Shipping” are to Paragon Shipping Inc., references to “Allseas” or “our Manager” are to Allseas Marine S.A. and its relevant subsidiaries, which provides our fleet with commercial and technical management services and provides certain administrative and corporate services to us, and references to “Neige International” are to Neige International Inc., a company controlled by our Chairman, President and Chief Executive Officer.

We use the term “TEU” in describing the size of containerships. TEU is a standard measure of a containership’s cargo-carrying capacity and refers to the space occupied by a container having the International Organization for Standardization’s standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.

Our Company

We are an international shipping company engaged in the seaborne transportation of containers worldwide. We are focused on pursuing growth opportunities in the container shipping industry by leveraging the reputation, expertise and relationships of our management team and our Manager in identifying attractive vessel acquisition opportunities and maintaining cost-competitive, efficient operations.

As of the date of this prospectus supplement, our fleet consists of nine containerships with a TEU-weighted average age of 9.2 years, a total capacity of 43,925 TEU and a weighted average remaining charter duration of 12 months (weighted by aggregate contracted charter hire).

We operate through a number of wholly-owned, vessel-owning subsidiaries incorporated in the Republic of Liberia, the Republic of the Marshall Islands and Hong Kong. Allseas, a company controlled by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, provides the commercial and technical management services for all of the vessels in our fleet.

Our Fleet

The following table presents certain information concerning our fleet as of the date of this prospectus supplement:

	Year Built	TEU	Charterer	Daily Gross Charter Rate (1)	Expiration of Charter(2)
Maule	2010	6,589	CSAV Valparaiso	$38,000	April 2016(3)
OOCL Hong Kong	1995	5,344	OOCL	$26,800	May 2015(4)
OOCL China	1996	5,344	OOCL	$26,800	June 2015(4)
CMA CGM Kingfish	2007	5,095	CMA CGM	$7,000	July 2014(5)
CMA CGM Marlin	2007	5,095	CMA CGM	$7,000	July 2014(5)
MSC Emma	2004	5,060	MSC	$28,500	July 2014(4)
Box Queen (formerly the Maersk Diadema)	2006	4,546	MSC	$6,100	September 2014(6)
Box Voyager	2010	3,426	CNC	$7,350	September 2014(7)
Box Trader	2010	3,426	Hapag Lloyd	$8,000	June 2014(8)

TEU-weighted average Fleet age / Total Fleet Capacity	9.2 years	43,925

(1)	Daily gross charter rates do not reflect commissions payable by us to third party chartering brokers and Allseas, aggregating 5.00% for Box Queen, 4.75% for Box Voyager, CMA CGM Kingfish, CMA CGM Marlin, 1.25% for each of the OOCL Hong Kong and OOCL China, and 2.50% for each of the other vessels in our fleet, including, in each case, 1.25% to Allseas.
(2)	Based on the earliest redelivery date
(3)	The charterer has the option to increase or decrease the term of the charter by 30 days. The charterer also has the option to purchase the vessel upon expiration of the charter, provided the option is exercised at least six months prior to the expiration of the term of the charter, for a purchase price of $57.0 million, less a 0.5% purchase commission payable to parties unaffiliated with us.
(4)	The charterer has the option to increase or decrease the term of the charter by 30 days.
(5)	The employment is extended for a period of four to seven months and commenced in March 2014.
(6)	The employment is for a period of eight to 10 months and commenced in January 2014.
(7)	The employment is extended for a period of six to eight months and commenced in March 2014.
(8)	The employment is extended until earliest June 2014 or latest October 2014, commencing in May 2014.

We have also entered into an agreement with Paragon Shipping pursuant to which Paragon Shipping has granted us an option to acquire one 4,800 TEU newbuilding containership for which Paragon Shipping has entered into a construction contract and that is scheduled to be delivered during the second quarter of 2014. We may exercise our option to acquire such vessel by way of an assignment of the relevant construction contract from Paragon Shipping at any time prior to the applicable vessel’s delivery to Paragon Shipping or purchase of such vessel at any time after its delivery to Paragon Shipping, so long as the vessel is owned by Paragon Shipping at such time, at the higher of the actual carrying cost plus any actual expenses incurred by Paragon Shipping or the fair market value. See “Item 7. Major Shareholders and Related Party Transactions—B. Related party transactions—Option to Acquire Newbuilding Containership” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein.

Our chartering policy is to employ our vessels and any vessels we may acquire in the future on short- to medium-term time charters of one to five years in order to take advantage of stable cash flows and high utilization rates while preserving the flexibility to later capitalize on potentially rising charter rates with longer terms. However, we may opportunistically enter into attractive longer-term charters or, as we did with the Box Voyager, the Box Trader and Box Queen, short-term time charters with durations of less than one year or, under certain circumstances, our vessels may also operate on the spot market. As of the date of this prospectus supplement, all nine vessels in our fleet are employed under fixed rate time charters with an average remaining duration of 12 months (weighted by aggregate contracted charter hire). The earliest expirations of the time charters under which all of our vessels are employed range from June 2014 to April 2016. We intend to continue to charter our vessels to a diversified portfolio of leading liner charterers with staggered re-delivery dates in accordance with our market outlook.

Management of Our Fleet

Allseas, a Liberian corporation based in Athens, Greece, was formed in 2000 as a ship management company and is wholly-owned by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, who is also the Chairman, President and Chief Executive Officer of Paragon Shipping. We believe Allseas has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety and that our business benefits through access to the expertise and resources of Allseas.

Allseas provides commercial and technical management services for our fleet, pursuant to long-term management agreements between Allseas and each of our vessel-owning subsidiaries. Commercial management includes, among other things, negotiating charters for our vessels, monitoring various types of charters, monitoring the performance of our vessels under charter, locating, purchasing, financing and negotiating the purchase and sale of our vessels, obtaining insurance for our vessels and finance and accounting functions. Technical management services include, among other things, arranging for and managing crews, vessel maintenance, drydocking, repairs, insurance, maintaining regulatory and classification society compliance and providing technical support.

We have also entered into an Administrative Services Agreement for the provision of certain administrative services at cost, an Executive Services Agreement, pursuant to which the services of our executive officers are provided to us and an Accounting Agreement, pursuant to which financial, accounting and financial reporting services are provided to us, in each case with Allseas. In addition, Allseas subcontracts crewing services related to our vessels to Crewcare Inc., a company owned by our Chairman, President and Chief Executive Officer.

For more information on our agreements with Allseas and Crewcare discussed above, see “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein.

Dividend Policy

Our policy is to pay quarterly dividends to holders of our common shares in February, May, August, and November of each year, in amounts equal to substantially all of our operating cash flow less any amounts required to pay cash expenses and capital expenditures, service our debt, maintain reserves for dry-docking, surveys and other purposes as our board of directors may from time to time determine and fund dividend payments to holders of our Series C Preferred Shares, which rank prior to our common stock with respect to, among other things, dividends. In determining the amount of cash available for distribution after payment of cash expenses, our board of directors will determine appropriate reserves to be set aside for, among other things, contingent liabilities, liquidity needs, principal payment and other amounts required under the terms and conditions of our existing loan agreements and any credit facilities we may enter into in the future, the requirements of Marshall Islands law, the acquisition of additional vessels, amounts necessary to fund dividend payments to holders of our Series C Preferred Shares and dry-docking costs, repairs, claims and other liabilities and obligations.

The following table illustrates the dividends we have paid in respect of our common shares:

For the Quarter ended:	Dividend per common share:
September 30, 2013	$0.06
June 30, 2013	$0.12
March 31, 2013	$0.12
December 31, 2012	$0.22
September 30, 2012	$0.22
June 30, 2012	$0.26
March 31, 2012	$0.30
December 31, 2011	$0.30
September 30, 2011	$0.30
June 30, 2011	$0.15

On February 18, 2014, our board of directors, considering the continuing weakness in the containership market and decline in charter rates, decided to refrain from paying a common stock dividend with respect to the fourth quarter of 2013 in an effort to maintain our liquidity and ensure the sustainability of the Company going forward.

Our board of directors may review and amend our dividend policy from time to time in light of our plans for future growth and other factors. We cannot assure you that we will be able to pay regular quarterly dividends to holders of our common shares and our ability to pay dividends to holders of our common shares will be subject to the rights of holders of our Series C Preferred Shares, which rank prior to our common stock with respect to dividends, distributions and payments upon liquidation. Cumulative dividends on our Series C Preferred Shares accrue at a rate of 9.00% per annum per $25.00 stated liquidation preference per Series C Preferred Share, subject to increase upon the occurrence of certain events, and are payable on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2013, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day. For additional information about our Series C Preferred Shares, please see the section entitled “Description of Registrant’s Securities to be Registered” of our registration statement on Form 8-A filed with the Commission on July 26, 2013 and incorporated by reference herein. In addition, our ability to pay dividends to holders of our common shares will be subject to the restrictions in our loan agreements and the provisions of Marshall Islands law as well as the other limitations set forth in “Item 8. Financial Information—Consolidated statements and other financial information—Dividend Policy” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein. In particular, during the ABN AMRO Waiver Period, as defined under “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Loan Agreements” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein, we may declare and pay quarterly dividends at a maximum amount of $0.15 per common share outstanding.

Corporate Structure

Box Ships Inc. is a company organized under the laws of the Republic of the Marshall Islands on May 19, 2010 as a wholly-owned subsidiary of Paragon Shipping. We completed our initial public offering on April 19, 2011. The address of our principal executive offices is 15, Karamanli Avenue, 16673, Voula, Greece. Our telephone number at that address is +30 (210) 891-4600. We maintain a website at www.box-ships.com. Information contained on our website does not constitute part of this prospectus supplement.

Following the completion of this offering and the concurrent private placement, Paragon Shipping is expected to own approximately     % of our outstanding common shares (or approximately     % of our outstanding common shares if the underwriters exercise their over-allotment option in full).

Following the completion of this offering and the concurrent private placement, our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, is expected to beneficially own approximately     % of our outstanding common shares, which includes 1,333,333 common shares issuable upon the exercise of warrants issued to Neige International in June 2012, which have an exercise price of $7.74 per share and may be exercised at any time on or prior to June 30, 2017.

We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands, the Republic of Liberia and Hong Kong.

THE OFFERING

Common shares offered by us	common shares (excluding shares issuable upon exercise of the warrants offered hereby)

Warrants offered by us	Warrants to purchase common shares will be offered in this offering. Each warrant will have an exercise price of $ per share, will be immediately exercisable upon issuance and will expire five years from the date of this prospectus supplement.

From and after one year following their issuance we may call all, but not less than all, of the outstanding warrants for redemption as follows:

•	at a price of $0.01 for each warrant at any time while the warrants are exercisable, so long as a registration statement relating to the common shares issuable upon exercise of the warrants is effective and current;

•	upon not less than 30 days prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of a common share equals or exceeds % of the exercise price, or $ per share, for any 20 trading days within a 30 consecutive trading day period ending on the third business day prior to the notice of redemption to warrant holders.

This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants.

Over-allotment option	We have granted the underwriters an option for a period of 45 days from the closing of this offering to purchase up to an additional common shares at a price of $ per share and/or additional warrants to purchase up to warrants at a price of $ per warrant, to cover over-allotments.

Common shares to be outstanding immediately after this offering (1)	common shares, assuming no exercise of the underwriters’ over-allotment option.

common shares, assuming full exercise of the underwriters’ over-allotment option.

Share purchases by an affiliate	In the event that at least $10.0 million of units are sold in this offering, Neige International Inc., a company controlled by our Chairman, President and Chief Executive Officer, has agreed to purchase, directly from us at the public offering price, a number of units equal to 10% of the common shares sold in this offering, in a concurrent private placement.

Use of proceeds	We estimate that we will receive net proceeds of approximately $ million from this offering assuming the underwriters’ over-allotment option is not exercised, and approximately $ million if the underwriters’ over-allotment option is exercised in full, in each case after deducting underwriting discounts and commissions and estimated expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

We intend to use the net proceeds of this offering for general corporate purposes, which may include the repayment of debt and the acquisition of vessels.

Please see the section of this prospectus supplement entitled “Use of Proceeds.”

Cash dividends	Our policy is to pay quarterly dividends to holders of our common shares in February, May, August, and November of each year, in amounts equal to substantially all of our operating cash flow less any amounts required to pay cash expenses and capital expenditures, service our debt, maintain reserves for dry-docking, surveys and other purposes as our board of directors may from time to time determine and fund dividend payments to holders of our Series C Preferred Shares, which rank prior to our common shares with respect to, among other things, dividends. Declaration and payment of dividends is at the sole discretion of our board of directors, and will be subject to, among other things, the rights of holders of our Series C Preferred Shares, which rank prior to our common shares with respect to dividends, distributions and payments upon liquidation, the restrictions in our loan agreements and the provisions of Marshall Islands law. On February 18, 2014, our board of directors, considering the continuing weakness in the containership market and decline in charter rates, decided to refrain from paying a dividend on our common shares with respect to the fourth quarter of 2013 in an effort to maintain our liquidity and ensure the sustainability of the Company going forward. There can be no assurance that we will make dividend payments to holders of our common shares in the amounts or with the frequency anticipated or at all.

Listing	Our common shares are listed on the New York Stock Exchange under the symbol “TEU”. We do not intend to list the warrants on the New York Stock Exchange, any other national securities exchange or any other nationally recognized trading system.

Lock-up agreements	Our executive officers and directors have agreed to a 90-day “lock-up” period from the closing of this offering with respect to any of our securities that they beneficially own, including the issuance of common shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. Neige International and Paragon Shipping have agreed to a 90-day “lock-up” period from the closing of this offering with respect to any of our securities that they beneficially own. This means that, for a period of 90 days following the closing of the offering of the shares, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriter. In addition, we have agreed that we will not, for a period of 90 days following the closing of this offering, offer, sell or distribute any of our securities, without the prior written consent of the underwriter.

Risk factors	Investing in our common shares and warrants involves substantial risk. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference prior to investing in our common shares and warrants. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014, before you make an investment in our common shares and warrants.

(1)	The number of common shares to be outstanding after this offering is based on 25,291,715 common shares outstanding as of the date of this prospectus supplement. The number of common shares excludes (i) 994,000 additional common shares reserved for issuance under our 2011 Equity Incentive Plan, as amended in February 2013, (ii) 1,333,333 common shares issuable upon exercise of the warrants issued to Neige International, which have an exercise price of $7.74 per share and may be exercised at any time on or prior to June 30, 2017, and (iii) common shares issuable upon the exercise of warrants offered hereby. We also have outstanding 916,333 Series C Preferred Shares.

Each of our common shares includes one preferred share purchase right that, under certain circumstances, will entitle the holder to purchase from us a unit consisting of one-thousandth of a preferred share at a purchase price of $90.00 per unit, subject to specified adjustments.

RISK FACTORS

An investment in our common shares and warrants involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and the other documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus that summarize the risks that may materially affect our business before making an investment in our common shares. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Risks Related to Our Common Shares and Warrants

We may not pay dividends to holders of our common shares in the amounts anticipated or at all.

Our policy is to pay quarterly dividends to holders of our common stock in February, May, August, and November of each year, in amounts equal to substantially all of our operating cash flow less any amounts required to pay cash expenses and capital expenditures, service our debt, maintain reserves for drydocking, surveys and other purposes as our board of directors may from time to time determine and fund dividend payments to holders of our Series C Preferred Shares, par value $0.01 per share, liquidation preference $25.00 per share, issued in 2013, which rank prior to our common stock with respect to, among other things, dividends.

However, the declaration and payment of any dividend will be determined at the sole discretion of our board of directors.

In February 2014, our board of directors determined that in an effort to maintain our liquidity and ensure our sustainability going forward, a common stock dividend would not be paid with respect to the fourth quarter of 2013.

We have used in the past, and may use in the future, a portion of our cash reserves, in addition to our operating cash flows, to fund quarterly dividend payments, which reduces our cash position and is only sustainable to the extent cash is available. The amount of cash available for distribution principally depends upon the amount of cash we generate from our operations, which may fluctuate from quarter to quarter based upon, among other things:

•	the rates we obtain from our charters the ability and willingness of our customers to perform their obligations under their respective time charters;

•	the level of our operating costs, such as the cost of crews and insurance;

•	the number of unscheduled off-hire days for our fleet due to failure to secure employment or otherwise and the timing of, and number of days required for, dry-docking of our containerships;

•	delays in the delivery of any vessels we agree to acquire in the future and the commencement of payments under charters relating to those vessels;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;

•	changes in the basis of taxation of our activities in various jurisdictions; and

•	the payment of fees to our Manager for the technical, commercial, administrative and executive services it provides to us.

The actual amount of cash available for distribution also depends upon other factors, such as:

•	the quarterly dividends we will be obligated to pay to holders of our Series C Preferred Shares;

•	the level of capital expenditures we make, including for maintaining the vessels in our fleet and acquiring new vessels, which we expect will be substantial;

•	our debt service requirements and restrictions on distributions contained in our secured loan agreements and future financing agreements;

•	fluctuations in our working capital needs and our ability to raise additional equity to satisfy our capital needs; and

•	the amount of any cash reserves established by our board of directors, including reserves for working capital and other matters.

Our dividend policy may be affected by restrictions on distributions under our secured loan agreements, which contain material financial tests and covenants that must be satisfied. If we are unable to satisfy these restrictions, or if we are otherwise in default under our secured loan agreements, we would be prohibited from making cash distributions to you, notwithstanding our cash dividend policy. In addition, the declaration and payment of dividends is subject at all times to the discretion of our board directors, the rights of holders of our Series C Preferred Shares, compliance with the laws of the Republic of the Marshall Islands as well as the other limitations set forth in “Item 8. Financial Information—Consolidated Statements and Other Financial Information—Dividend Policy” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein. There can be no assurance that we will make dividend payments to holders of our common stock in the amounts or with the frequency anticipated or at all.

In addition, as discussed above, our ability to pay dividends to holders of our common shares will be subject to the rights of holders of our Series C Preferred Shares, which rank prior to our common stock with respect to dividends, distributions and payments upon liquidation. Cumulative dividends on our Series C Preferred Shares accrue at a rate of 9.00% per annum per $25.00 stated liquidation preference per Series C Preferred Share, subject to increase upon the occurrence of certain events, and are payable, as and if declared by our board of directors, on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2013, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day. For additional information about our Series C Preferred Shares, please see the section entitled “Description of Registrant’s Securities to be Registered” of our registration statement on Form 8-A filed with the Commission on July 26, 2013 and incorporated by reference herein.

Our Series C Preferred Shares are senior obligations of ours and rank prior to our common stock with respect to dividends, distributions and payments upon liquidation, which could have an adverse effect on the value of our common stock.

The rights of the holders of our Series C Preferred Shares rank senior to the obligations to holders of our common shares. Upon our liquidation, the holders of Series C Preferred Shares will be entitled to receive a liquidation preference of $25.00 per share, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of any other class of our equity securities, including our common shares. The existence of the Series C Preferred Shares could have an adverse effect on the value of our common shares.

The price of our common shares may be volatile as a result of factors that are beyond our control, and if the price of our common shares fluctuates, you could lose a significant part of your investment.

Our common shares commenced trading on the New York Stock Exchange in April 2011. We cannot assure you that an active or liquid public market for our common shares will continue. Since 2008, the stock market has experienced extreme price and volume fluctuations. If the volatility in the market continues or worsens, it could have an adverse effect on the market price of our common shares and impact a potential sale price if holders of our common stock decide to sell their shares.

The market price of our common shares may be influenced by many factors, many of which are beyond our control, including:

•	the failure of securities analysts to publish research about us, or analysts making changes in their financial estimates;

•	fluctuations in the seaborne transportation industry, including fluctuations in the containership market;

•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;

•	actual or anticipated fluctuations in quarterly and annual results;

•	economic and regulatory trends;

•	general market conditions;

•	terrorist acts;

•	investors’ perception of us and the container shipping industry.

As a result of these and other factors, investors in our common shares may not be able to resell their shares at or above the price they paid for such shares. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

Future sales or other issuances of our common shares could cause the market price of our common shares to decline.

Following the completion of this offering and the concurrent private placement, we will have common shares outstanding (or                  common shares if the underwriters exercise their over-allotment option in full), which represents an increase of approximately     % in our outstanding common shares (or     % if the underwriters exercise their over-allotment option in full). We will also have                  outstanding warrants issued in this offering to purchase up to                  common shares. We will also have outstanding warrants to purchase up to 1,333,333 shares of our common stock, all of which are held by Neige International Inc., or Neige International, exercisable at any time prior to July 1, 2017 at a price of $7.74 per share, and 916,333 Series C Preferred Shares. Upon the occurrence of certain change of control events, holders of our outstanding Series C Preferred Shares will have the right, subject to our election to redeem the Series C Preferred Shares in whole or part, to convert some or all of the Series C Preferred Shares held by such holder on into a number of our common shares, as discussed in the section entitled “Description of Registrant’s Securities to be Registered” of our registration statement on Form 8-A filed with the Commission on July 26, 2013 and incorporated by reference herein.

In order to fund further growth of our fleet, we may have to incur additional indebtedness and/or sell additional equity securities. Future issuances of our common stock, directly or indirectly through convertible or exchangeable securities, options, warrants or rights, will generally dilute the ownership interests of holders of our existing common stock, including their relative voting rights, and could require substantially more cash to maintain the then existing level, if any, of our dividend payments to holders of our common stock, as to which no assurance can be given. Subject to the rules of the NYSE that are applicable to us, we may issue additional shares of common stock, and other equity securities of equal or senior rank, without shareholder approval, in a number of circumstances from time to time. Additional series or classes of preferred shares, if issued, will generally have a preference on dividend payments, which could prohibit or otherwise reduce our ability to pay dividends to holders of our common stock in amounts anticipated or at all. Any additional debt we incur will be senior in all respects to our common stock, will generally include financial and operating covenants with which we must comply and will include acceleration provisions upon defaults thereunder, including our failure to make any debt service payments, and possibly under other debt. Because our decision to issue additional equity securities or incur additional debt in the future will depend on a variety of factors, including market conditions and other matters that are beyond our control, we cannot predict or estimate the timing, amount or form of our capital raising activities in the future. Future sales or other issuances of a substantial number of shares of common stock or other securities in the public market or otherwise, or the perception that these sales could occur, may depress the market price for our common stock. These sales or issuances could also impair our ability to raise additional capital through the sale of our equity securities in the future.

After giving effect to this offering, the concurrent private placement and the application of the net proceeds therefrom, (i) Paragon Shipping is expected to own approximately     % of our outstanding common shares (or approximately     % of our outstanding common shares if the underwriters exercise their over-allotment option in full) and (ii) our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, is expected to beneficially own approximately     % of our outstanding common shares, which includes 1,333,333 common shares issuable upon the exercise of warrants previously issued to Neige International and              warrants issued to Neige International in a private placement concurrent with this offering (or approximately     % of our outstanding common shares, including                      common shares issuable upon the exercise of the warrants issued to Neige International). The common shares and warrants beneficially owned by Paragon Shipping and Mr. Bodouroglou are “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be transferred unless they have been registered under the Securities Act or an exemption from registration is available. Upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities six months following the date of acquisition of the restricted securities from us. Common shares and warrants beneficially owned by Paragon Shipping and Mr. Bodouroglou will, however, be subject to a lock-up agreement with the underwriters expiring 90 days after the closing of this offering. As our common shares become eligible for sale under Rule 144, the volume of sales of our common shares on the New York Stock Exchange may increase, which could reduce the market value of our common shares.

In addition, in connection with the closing of our initial public offering, we entered into a registration rights agreement with Neige International, as nominee for Proplous Navigation S.A., or Proplous Navigation, a company also controlled by our Chairman, President and Chief Executive Officer, pursuant to which Neige International and its affiliates or transferees are entitled to cause us to register under the Securities Act for resale in the public market shares of our common stock that it received in connection with the closing of the initial public offering. Further, we have entered into a second registration rights agreement with Neige International, pursuant to which Neige International has the right, subject to certain restrictions, to require us to register under the Securities Act the warrants and common stock issuable upon exercise of the warrants issued to Neige International.

The concentration of our common stock ownership with Paragon Shipping and its affiliates, including our Chairman, President and Chief Executive Officer, will limit the ability of holders of our common stock to influence corporate matters.

Paragon Shipping currently owns approximately 13.6% of our outstanding common shares and our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, is deemed to beneficially own approximately 16.6% of our outstanding common shares. Furthermore, our directors or officers who are affiliated with Paragon Shipping or other individuals providing services under our management agreements with Allseas who are affiliated with Paragon Shipping have received, and may continue to receive, equity awards under our 2011 Equity Incentive Plan. As of the date of this prospectus supplement, there were 994,000 shares of common stock available for issuance under our 2011 Equity Incentive Plan, as amended.

Through its direct ownership, as well as its affiliation with our Chairman, President and Chief Executive Officer, and the issuance of equity awards under our 2011 Equity Incentive Plan to individuals affiliated with Paragon Shipping, Paragon Shipping has significant influence over our management and affairs and over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets, for the foreseeable future. This concentrated control limits the ability of holders of our common stock to influence corporate matters and, as a result, we may take actions that holders of our common stock do not view as beneficial. As a result, the market price of our common stock could be adversely affected.

Anti-takeover provisions in our organizational documents could make it difficult for our stockholders to replace or remove our current board of directors or could have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of the shares of our stock.

Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws could make it difficult for our stockholders to change the composition of our board of directors in any one year, preventing them from changing the composition of our management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable.

These provisions:

•	authorize our board of directors to issue “blank check” preferred stock without stockholder approval;

•	provide for a classified board of directors with staggered, three-year terms;

•	prohibit cumulative voting in the election of directors;

•	authorize the removal of directors only for cause and only upon the affirmative vote of the holders of at least two-thirds of the outstanding stock entitled to vote for those directors;

•	prohibit shareholder action by written consent unless the written consent is signed by all shareholders entitled to vote on the action;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings; and

•	restrict business combinations with interested shareholders.

In addition, we have entered into a stockholders rights agreement that will make it more difficult for a third party to acquire us without the support of our board of directors. See “Item 10. Additional Information—B. Memorandum and Articles of Association—Stockholders Rights Plan” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014.

The above anti-takeover provisions, including the provisions of our stockholders rights plan, could substantially impede the ability of public stockholders to benefit from a change in control and, as a result, may adversely affect the market price of our stock and your ability to realize any potential change of control premium.

There is no public market for the warrants to purchase common shares being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a shareholder until such holders exercise their warrants and acquire our common stock.

Until you acquire our common shares upon exercise of your warrants, you will have no rights with respect to the common shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters of which the record date occurs after the exercise date.

Industry Specific Risk Factors

The container shipping industry is cyclical and volatile, with charter hire rates and profitability currently at depressed levels, and the recent global economic recession has resulted in decreased demand for container shipping, which may negatively impact our operations.

Our growth generally depends on continued growth in world and regional demand for container shipping services, and the recent global economic slowdown has resulted in decreased demand for container shipping and a related decrease in charter rates.

The ocean-going container shipping industry is both cyclical and volatile in terms of charter hire rates and profitability. Containership charter rates peaked in 2005 and generally stayed strong until the middle of 2008, when the effects of the economic crisis began to affect global container trade. Containership charter rates declined substantially since 2011 primarily as a result of excess capacity on the key east-west routes, the reluctance of liners to cull services, a fight for market share between certain liner companies and a decline in global consumer demand from Europe and the United States. Freight rates remained weak through 2013 and continued to decline in early 2014 and currently remain significantly below their historical averages.

Fluctuations in charter rates result from changes in the supply of and demand for containership capacity and changes in the supply of and demand for the major products internationally transported by containerships. The factors affecting the supply of and demand for containerships and supply of and demand for products shipped in containers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

The factors that influence demand for containership capacity include:

•	supply of and demand for products suitable for shipping in containers;

•	changes in global production of products transported by containerships;

•	the distance container cargo products are to be moved by sea;

•	the globalization of manufacturing;

•	global and regional economic and political conditions;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, including changes in the distances over which container cargoes are transported;

•	currency exchange rates; and

•	weather.

The factors that influence the supply of containership capacity include:

•	the number of newbuilding deliveries;

•	the scrapping rate of older containerships;

•	containership owner access to capital to finance the construction of newbuildings;

•	the price of steel and other raw materials;

•	changes in environmental and other regulations that may limit the useful life of containerships;

•	the number of containerships that are slow-steaming to conserve fuel;

•	the number of containerships that are out of service; and

•	port congestion and canal closures.

Our ability to charter additional vessels we may acquire in the future and recharter our containerships upon the expiration or termination of their current charters, and the charter rates payable under any charters or renewal options or replacement charters, will depend upon, among other things, the prevailing state of the containership charter market, which can be affected by consumer demand for products shipped in containers. If the charter market is depressed when our containerships’ charters expire, as was the case when the charter for the Box Queen (formerly the Maersk Diadema) with A.P. Moller—Maersk A/S, or Maersk, expired in November 2013, and the CMA CGM Kingfish and CMA CGM Marlin, whose charters expired in March 2014, we may be forced to recharter our containerships at reduced or even unprofitable rates, or we may not be able to recharter our vessels at all, which may reduce or eliminate our earnings or make our earnings volatile. Six of our vessels are currently employed on time charters that are set to expire in 2014. The same issues will exist if we acquire additional vessels and attempt to obtain multi-year time charter arrangements as part of our acquisition and financing plan, which may affect our ability to operate our vessels profitably. The containership market also affects the value of our vessels, which follow the trends of freight rates and containership rates.

Liner companies, which are the most significant charterers of containerships, have been placed under significant financial pressure, thereby increasing our charter counterparty risk.

The decline in global trade due to the economic slowdown has resulted in a significant decline in demand for the seaborne transportation of products in containers, including for exports from China to Europe and the United States. Consequently, the cargo volumes and freight rates achieved by liner companies, which charter containerships from ship owners like us, declined sharply in the second half of 2011, and continued to be weak throughout 2012 and 2013, especially for medium to smaller size containerships. Freight rates stabilized toward the end of 2012, remained at similar levels in 2013, continued to decline in early 2014 and currently remain significantly below their historical averages, which has adversely affected the profitability of liner companies. The financial challenges faced by liner companies and efforts to obtain third party aid to restructure their obligations, have reduced demand for containership charters and may increase the likelihood of our customers being unable or unwilling to pay us the contracted charter rates. The combination of the current surplus of containership capacity and the expected increase in the size of the world containership fleet over the next several years may make it difficult to secure substitute employment for our containerships if our counterparties fail to perform their obligations under our time charters, and any new charter arrangements we are able to secure may be at lower rates, which would adversely affect our results of operations, cash flows and ability to pay dividends in amounts anticipated or at all.

We are dependent on a limited number of customers in a consolidating industry for a large part of our revenues. The loss of one or more of these customers could adversely affect our financial performance.

We derive a significant part of our revenues from a limited number of charterers. Our charterers’ payments to us under their charters are our sole source of revenue. Some of our charterers are privately-owned companies for which limited credit and financial information was available to us in making our assessment of counterparty risk when we entered into our charter. If one or more of these charterers terminates its charter or chooses not to re-charter our vessel or is unable to perform under its charter with us and we are not able to find a replacement charter, we could suffer a loss of revenues that could adversely affect our financial condition, results of operations and cash available for distribution as dividends to our stockholders. In addition, we may be required to change the flagging or registration of the related vessel and may incur additional costs, including maintenance and crew costs if a charterer were to default on its obligations. Our stockholders do not have any recourse against our charterers.

We will seek to re-employ our containerships upon the termination or expiration of the charters described above, and to employ any additional vessels we acquire, pursuant to medium- and long-term fixed-rate time charters with leading liner companies, and we may remain dependent upon a limited number of liner operators. In recent years, some liner companies, including our charterers, have publicly acknowledged the financial difficulties they face, announced efforts to obtain third-party aid to restructure their obligations and reported substantial losses. Many liner companies reported losses during 2012 and 2013. Financial difficulties in the industry may accelerate the trend towards consolidation. The cessation of business with these liner companies or their failure to fulfill their obligations under the charters for our containerships could have a material adverse effect on our financial condition and results of operations, as well as our cash flows, and our ability to pay dividends in the amounts anticipated or at all.

An over-supply of containership capacity may lead to a further reduction in charter rates, which may limit our ability to operate our vessels profitably.

The size of the containership orderbook is large relative to historical levels and will result in the increase in the size of the world containership fleet over the next few years. An over-supply of containership capacity, combined with a decline in the demand for containerships, may result in a further reduction of charter hire rates, which could impact the rate at which we are able to recharter our current fleet or charter any additional vessels we acquire. If such a reduction continues in the future, we may only be able to recharter vessels in our current fleet, including the charters for six of our vessels that are scheduled to expire in 2014, or charter any additional vessels we acquire, for reduced rates or unprofitable rates or we may not be able to recharter our containerships, or charter any additional vessels we acquire, at all.

If economic conditions throughout the world do not improve, it will impede our operations and our ability to implement our growth successfully.

Negative trends in the global economy that emerged in 2008 continue to adversely affect global economic conditions. In addition, the world economy is currently facing a number of new challenges, including uncertainty related to the continuing discussions in the United States regarding the U.S. federal debt, economic weakness in China, and recent turmoil and hostilities in the Middle East, North Africa and other geographic areas and countries. The deterioration in the global economy has caused, and may continue to cause, a decrease in worldwide demand for certain goods and, thus, shipping. Continuing economic instability could have a material adverse effect on our ability to implement our business strategy.

The United States, the European Union and other parts of the world have recently been or are currently in a recession and continue to exhibit weak economic trends. The credit markets in the United States and Europe have experienced significant contraction, deleveraging and reduced liquidity, and the U.S. federal government and state governments and European authorities have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws. Global financial markets and economic conditions have been, and continue to be, severely disrupted and volatile. Credit markets and the debt and equity capital markets have been exceedingly distressed.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors, together with the concurrent decline in charter rates and vessel values, may have a material adverse effect on our operations and our ability to implement our growth successfully.

Continued economic slowdown in the Asia Pacific region, especially in Japan and China, may exacerbate the effect on us of the recent slowdown in the rest of the world. Before the global economic financial crisis that began in 2008, China had one of the world’s fastest growing economies in terms of gross domestic product, or GDP, which had a significant impact on shipping demand. The growth rate of China’s GDP is estimated to have remained stable year over year at approximately 7.7% for the year ended December 31, 2013 and continues to remain below pre-2008 levels. China has imposed measures to restrain lending, which may further contribute to a slowdown in its economic growth. China and other countries in the Asia Pacific region may continue to experience slowed or even negative economic growth in the future. Moreover, the current economic slowdown in the economies of the United States, the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. Our operations and ability to implement our growth strategy successfully would be impeded by a continuing or worsening economic downturn in any of these countries.

The instability of the Euro or the inability of countries to refinance their debts could have a material adverse effect on our revenue, profitability and financial position.

As a result of the credit crisis in Europe, in particular in Greece, Cyprus, Italy, Ireland, Portugal and Spain, the European Commission created the European Financial Stability Facility, or the EFSF, and the European Financial Stability Mechanism, or the EFSM, to provide funding to Eurozone countries in financial difficulties that seek such support. In March 2011, the European Council agreed on the need for Eurozone countries to establish a permanent stability mechanism, the European Stability Mechanism, or the ESM, which was established on September 27, 2012 to assume the role of the EFSF and the EFSM in providing external financial assistance to Eurozone countries. Despite these measures, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations and the overall stability of the Euro. An extended period of adverse development in the outlook for European countries could reduce the overall demand for consumer products and consequently for our services. These potential developments, or market perceptions concerning these and related issues, could affect our financial position, results of operations and cash flow.

A decrease in the level of China’s export of goods or an increase in trade protectionism could have a material adverse impact on our charterers’ business and, in turn, could cause a material adverse impact on our results of operations, financial condition and cash flows.

China exports considerably more goods than it imports. Our containerships may be deployed on routes involving containerized trade in and out of emerging markets, and our charterers’ container shipping and business revenue may be derived from the shipment of goods from the Asia Pacific region to various overseas export markets including the United States and Europe. Any reduction in or hindrance to the output of China-based exporters could have a material adverse effect on the growth rate of China’s exports and on our charterers’ business. For instance, the government of China has recently implemented economic policies aimed at increasing domestic consumption of Chinese-made goods. This may have the effect of reducing the supply of goods available for export and may, in turn, result in a decrease of demand for container shipping. Additionally, though in China there is an increasing level of autonomy and a gradual shift in emphasis to a “market economy” and enterprise reform, many of the reforms, particularly some limited price reforms that result in the prices for certain commodities being principally determined by market forces, are unprecedented or experimental and may be subject to revision, change or abolition. The level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government.

Our operations expose us to the risk that increased trade protectionism will adversely affect our business. If the incipient global recovery is undermined by downside risks and the recent economic downturn is prolonged, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing the demand for shipping. Specifically, increasing trade protectionism in the markets that our charterers serve has caused and may continue to cause an increase in (i) the cost of goods exported from China; (ii) the length of time required to deliver goods from China; and (iii) the risks associated with exporting goods from China, as well as a decrease in the quantity of goods to be shipped.

Any increased trade barriers or restrictions on trade, especially trade with China, would have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends in amounts anticipated or at all.

The current state of global financial markets and current economic conditions may adversely impact our ability to obtain additional financing on acceptable terms which may hinder or prevent us from expanding our business.

Global financial markets and economic conditions have been, and continue to be, volatile. The current state of global financial markets and current economic conditions might adversely impact our ability to issue additional equity at prices which will not be dilutive to our existing shareholders or preclude us from issuing equity at all.

Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased as many lenders have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt and reduced, and in some cases ceased, to provide funding to borrowers. Due to these factors, we cannot be certain that additional financing will be available if needed and to the extent required, on acceptable terms or at all. If additional financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to enhance our existing business, complete additional vessel acquisitions or otherwise take advantage of business opportunities as they arise.

Vessel values may fluctuate, which may adversely affect our financial condition, result in the incurrence of a loss upon disposal of a vessel or increase the cost of acquiring additional vessels.

Vessel values may fluctuate due to a number of different factors, including: general economic and market conditions affecting the shipping industry; competition from other shipping companies; the types and sizes of available vessels; the availability of other modes of transportation; increases in the supply of vessel capacity; the cost of newbuildings; governmental or other regulations; prevailing freight rates, which are the rates paid to the shipowner by the charterer under a voyage charter, usually calculated either per ton loaded or as a lump sum amount; and the need to upgrade second hand and previously owned vessels as a result of charterer requirements, technological advances in vessel design or equipment, or otherwise. In addition, as vessels grow older, they generally decline in value. Due to the cyclical nature of the container market, if for any reason we sell any of our owned vessels at a time when prices are depressed, we could incur a loss and our business, results of operations, cash flow and financial condition could be adversely affected. Moreover, if the book value of a vessel is impaired due to unfavorable market conditions we may incur a loss that could adversely affect our operating results.

Conversely, if vessel values are elevated at a time when we wish to acquire additional vessels, the cost of acquisition may increase and this could adversely affect our business, results of operations, cash flow and financial condition.

The containership industry is highly competitive, and we may be unable to compete successfully for charters with established companies or new entrants that may have greater resources and access to capital, which may have a material adverse affect on us.

The containership industry is a highly competitive industry that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom may have greater resources and access to capital than we have. Competition among vessel owners for the seaborne transportation of semi-finished and finished consumer and industrial products can be intense and depends on the charter rate, location, size, age, condition and the acceptability of the vessel and its operators to charterers. Due in part to the highly fragmented market, many of our competitors with greater resources and access to capital than we have could operate larger fleets than we may operate and thus be able to offer lower charter rates or higher quality vessels than we are able to offer. If this were to occur, we may be unable to retain our current charterers or attract new charterers on attractive terms or at all, which may have a material adverse effect on our business, prospects, financial condition, liquidity, results of operations and ability to pay dividends to holders of our common stock in amounts anticipated or at all.

An increase in operating costs could adversely affect our cash flows and financial condition.

Vessel operating expenses include the costs of crew, provisions, deck and engine stores, lube oil, insurance and maintenance and repairs, which depend on a variety of factors, many of which are beyond our control. Some of these costs, primarily relating to insurance and enhanced security measures implemented after September 11, 2001 and as a result of a recent increase in the frequency of acts of piracy, have been increasing. If our vessels suffer damage, they may need to be repaired at a dry-docking facility. The costs of dry-dock repairs are unpredictable and can be substantial. Increases in any of these costs could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends to holders of our common stock in amounts anticipated or at all.

Fuel, or bunker prices, may adversely affect profits.

The cost of fuel is a significant factor in negotiating charter rates and will be borne by us when our containerships are employed on voyage charters or contracts of affreightment. We currently have no voyage charters or contracts of affreightment, but we may enter into such arrangements in the future, and to the extent we do so, an increase in the price of fuel beyond our expectations may adversely affect our profitability. Even where the cost of fuel is borne by the charterer, which is the case with all of our existing time charters, this cost will affect the level of charter rates that charterers are prepared to pay. Rising costs of fuel will make our older and less fuel efficient vessels less competitive compared to the more fuel efficient newer vessels and may limit their employment opportunities and force us to employ them at a discount compared to the charter rates commanded by more fuel efficient vessels or not at all. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geo-political developments, supply of and demand for oil, actions by members of the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns and regulations.

Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

Increased inspection procedures, tighter import and export controls and new security regulations could increase costs and cause disruption of our container shipping business.

International container shipping is subject to additional security and customs inspection and related procedures in countries of origin, destination and trans-shipment points. These security procedures can result in cargo seizure, delays in the loading, offloading, trans-shipment, or delivery of containers and the levying of customs duties, fines or other penalties against exporters or importers and, in some cases, carriers.

Since the events of September 11, 2001, U.S. authorities have significantly increased the levels of inspection for all imported containers. Government investment in non-intrusive container scanning technology has grown, and there is interest in electronic monitoring technology, including so-called “e-seals” and “smart” containers that would enable remote, centralized monitoring of containers during shipment to identify tampering with or opening of the containers, along with potentially measuring other characteristics such as temperature, air pressure, motion, chemicals, biological agents and radiation.

It is unclear what changes, if any, to the existing security procedures will ultimately be proposed or implemented, or how any such changes will affect the container shipping industry. These changes have the potential to impose additional financial and legal obligations on carriers and, in certain cases, to render the shipment of certain types of goods by container uneconomical or impractical. These additional costs could reduce the volume of goods shipped in containers, resulting in a decreased demand for containerships. In addition, it is unclear what financial costs any new security procedures might create for containership owners and operators. Any additional costs or a decrease in container volumes could have an adverse impact on our ability to attract customers and therefore have an adverse impact on our ability to operate our vessels profitably.

Compliance with safety and other vessel requirements imposed by classification societies may be very costly and may adversely affect our business.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention.

A vessel must undergo annual surveys, intermediate surveys and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle under which the machinery would be surveyed periodically over a five-year period. If any vessel does not maintain its class and/or fails any annual survey, intermediate survey or special survey, the vessel will be unable to trade between ports and will be unemployable. This could negatively impact our results of operations and financial condition.

We are subject to regulation and liability under environmental laws that could require significant expenditures and affect our cash flows and net income.

Our business and the operations of our containerships will be materially affected by environmental regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which our containerships operate, as well as in the country or countries of their registration, including those governing the management and disposal of hazardous substances and wastes, the cleanup of oil spills and other contamination, air emissions, water discharges and ballast water management. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such requirements or the impact thereof on the resale price or useful life of any containership that we will acquire. Additional conventions, laws and regulations may be adopted that could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations. For example, the cost of compliance with any new regulation that may be adopted by the United Nations Framework Convention on Climate Change may be substantial or we may face substantial taxes on bunkers. Additionally, we cannot predict the costs of compliance with any new laws or regulations that may be adopted by the United States as a result of the 2010 BP plc Deepwater Horizon oil spill in the Gulf of Mexico.

In addition, we will be required by various governmental and quasi-governmental agencies to obtain certain permits, licenses, certificates and financial assurances with respect to our operations. Many environmental requirements are designed to reduce the risk of pollution, such as oil spills, and our compliance with these requirements could be costly.

Environmental requirements can also affect the resale value or useful lives of our vessels, require a reduction in cargo capacity, ship modifications or operational changes or restrictions, lead to decreased availability of insurance coverage for environmental matters or result in the denial of access to certain jurisdictional waters or ports, or detention in certain ports. Under local, national and foreign laws, as well as international treaties and conventions, we could incur material liabilities, including cleanup obligations and natural resource damages, in the event that there is a release of petroleum or hazardous substances from our vessels or otherwise in connection with our operations. We could also become subject to personal injury or property damage claims relating to the release of hazardous substances associated with our existing or historic operations. Violations of, or liabilities under, environmental requirements can result in substantial penalties, fines and other sanctions, including in certain instances, seizure or detention of our vessels.

The operation of our containerships will also be affected by the requirements set forth in the International Maritime Organization’s International Management Code for the Safe Operation of Ships and Pollution Prevention, or the ISM Code. The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. Failure to comply with the ISM Code may subject us to increased liability, may decrease available insurance coverage for the affected ships and may result in denial of access to, or detention in, certain ports.

We may be unable to attract and retain qualified, skilled employees or crew necessary to operate our business, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Our success depends in large part on the ability of Allseas Marine S.A., or Allseas or our Manager, a company controlled by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, that is responsible for the technical and commercial management of the vessels in our fleet, and us to attract and retain highly skilled and qualified personnel. In crewing our vessels, we require technically skilled employees with specialized training who can perform physically demanding work. Competition to attract and retain qualified crew members is intense. If we are not able to increase our rates to compensate for any crew cost increases, it could have a material adverse effect on our business, results of operations, cash flows and financial condition. Any inability we, or our Manager, experience in the future to hire, train and retain a sufficient number of qualified employees could impair our ability to manage, maintain and grow our business, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Our vessels may suffer damage due to the inherent operational risks of the seaborne transportation industry and we may experience unexpected dry-docking costs, which may adversely affect our business and financial condition.

Our vessels and their cargoes are at risk of being damaged or lost because of events such as:

•	marine disasters;

•	bad weather;

•	business interruptions caused by mechanical failures;

•	fire, explosions or collisions;

•	human error;

•	war;

•	terrorism; and

•	piracy and other circumstances or events.

These hazards may result in death or injury to persons, loss of revenues or property, environmental damage, higher insurance rates, damage to our customer relationships, delay or rerouting. If our vessels suffer damage, they may need to be repaired at a dry-docking facility. The costs of dry-dock repairs are unpredictable and may be substantial. We may have to pay dry-docking costs that our insurance does not cover in full. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, space at dry-docking facilities is sometimes limited and not all dry-docking facilities are conveniently located. We may be unable to find space at a suitable dry-docking facility or our vessels may be forced to travel to a dry-docking facility that is not conveniently located to our vessels’ positions. The loss of earnings while these vessels are forced to wait for space or to steam to more distant dry-docking facilities would decrease our earnings. The involvement of our vessels in an environmental disaster may also harm our reputation as a safe and reliable vessel owner and operator.

We operate substantially outside the United States, which will expose us to political and governmental instability, which could harm our operations.

Our operations are primarily conducted outside the United States and may be adversely affected by changing or adverse political and governmental conditions in the countries where our vessels are flagged or registered and in the regions where we otherwise engage in business. Any disruption caused by these factors may interfere with the operation of our vessels, which could harm our business, financial condition and results of operations. Past political efforts to disrupt shipping in these regions, particularly in the Arabian Gulf, have included attacks on ships and mining of waterways. In addition, terrorist attacks outside this region, such as the attacks that occurred against targets in the United States on September 11, 2001, Spain on March 11, 2004, London on July 7, 2005, Mumbai on November 26, 2008 and continuing hostilities in Iraq and Afghanistan and elsewhere in the Middle East and the world may lead to additional armed conflicts or to further acts of terrorism, armed conflict and civil disturbance in the United States and elsewhere, which may contribute to further economic instability in the global financial markets. Any such attacks, conflict or disturbances may disrupt our business, increase vessel operating costs, including insurance costs, and adversely affect our financial condition, results of operations and ability to obtain additional financing on terms acceptable to us or at all and pay dividends in amounts anticipated or at all. Our operations may also be adversely affected by expropriation of vessels, taxes, regulation, tariffs, trade embargoes, economic sanctions or a disruption of or limit to trading activities or other adverse events or circumstances in or affecting the countries and regions where we operate or where we may operate in the future.

Acts of piracy on ocean-going vessels have recently increased in frequency, which could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Indian Ocean, West Africa and in the Gulf of Aden off the coast of Somalia. Although the frequency of sea piracy worldwide continues to decline, sea piracy incidents continue to occur, particularly in the Gulf of Aden off the coast of Somalia and increasingly in the Gulf of Guinea, with drybulk vessels and tankers particularly vulnerable to such attacks. If these piracy attacks result in regions in which our vessels are deployed being characterized as “war risk” zones by insurers, or Joint War Committee “war and strikes” listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, due to employing onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, any detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability, of insurance for our vessels, could have a material adverse impact on our business, financial condition and results of operations.

If we enter into charter agreements or engage in certain other activities with countries or government-controlled entities or customers associated with countries that are subject to restrictions imposed by the U.S. government, or engage in certain other activities, our ability to conduct business and access U.S. capital markets and our reputation and the market for our securities could be adversely affected.

Although no vessels operated by us have called on ports located in countries subject to sanctions and embargoes imposed by the U.S. government and other authorities or countries identified by the U.S. government or other authorities as state sponsors of terrorism, including Cuba, Iran, Sudan and Syria, in the future our vessels may call on ports in these countries from time to time on our charterers’ instructions. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act, or CISADA, which amended the Iran Sanctions Act. Among other things, CISADA introduced limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. In 2012, President Obama signed Executive Order 13608 which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contacts with the United States, including conducting business in U.S. dollars. Also in 2012, President Obama signed into law the Iran Threat Reduction and Syria Human Rights Act of 2012, or the Iran Threat Reduction Act, which created new sanctions and strengthened existing sanctions. Among other things, the Iran Threat Reduction Act intensifies existing sanctions regarding the provision of goods, services, infrastructure or technology to Iran’s petroleum or petrochemical sector. The Iran

Threat Reduction Act also includes a provision requiring the President of the United States to impose five or more sanctions from Section 6(a) of the Iran Sanctions Act, as amended, on a person the President determines is a controlling beneficial owner of, or otherwise owns, operates, or controls or insures a vessel that was used to transport crude oil from Iran to another country and (1) if the person is a controlling beneficial owner of the vessel, the person had actual knowledge the vessel was so used or (2) if the person otherwise owns, operates, or controls, or insures the vessel, the person knew or should have known the vessel was so used. Such a person could be subject to a variety of sanctions, including exclusion from U.S. capital markets, exclusion from financial transactions subject to U.S. jurisdiction, and exclusion of that person’s vessels from U.S. ports for up to two years.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our common stock may adversely affect the price at which our common stock trades. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into charters with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments. Investor perception of the value of our common stock may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.

Governments could requisition our vessels during a period of war or emergency, resulting in loss of earnings.

A government of a vessel’s registry could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. A government could also requisition our vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Maritime claimants could arrest our vessels, which would interrupt our business.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our business or require us to pay large sums of funds to have the arrest lifted, which would have a negative effect on our cash flows.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our ships.

We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. These regulations include, but are not limited to European Union regulations, the U.S. Oil Pollution Act of 1990, or OPA, the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1990, or CERCLA, the U.S. Clean Air Act, U.S. Clean Water Act and the U.S. Marine Transportation Security Act of 2002, and regulations of the International Maritime Organization, or the IMO, including the International Convention on Civil Liability for Oil Pollution Damage of 1969, the International Convention for the Prevention of Pollution from Ships of 1975, the International Convention for the Prevention of Marine Pollution of 1973, the IMO International Convention for the Safety of Life at Sea of 1974, the International Convention on Load Lines of 1966 and the U.S. Maritime Transportation Security Act of 2002 (the MTSA). Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions including greenhouse gases, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. Additionally, we cannot predict the cost of compliance with any new regulations that may be promulgated as a result of the 2010 BP plc Deepwater Horizon oil spill in the Gulf of Mexico.

These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil within the 200-mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. We may not maintain sufficient insurance to cover all environmental risks and environmental claims may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends in the amounts anticipated or at all.

Company Specific Risk Factors

In the past we have not been, and currently and in the future we may not be, in compliance with certain of the financial covenants contained in our loan agreements, which may have an adverse effect on our financial condition, results of operations, cash flows, and ability to pay dividends in the amounts anticipated or at all.

Our loan agreements, which are secured by mortgages on our vessels, require us to comply with specified collateral coverage ratios and satisfy certain financial and other covenants. In general, these financial covenants require us, among other things, to maintain (i) a maximum market adjusted leverage ratio; (ii) minimum liquidity; (iii) a maximum ratio of total liabilities to EBITDA; (iv) a minimum market value adjusted net worth or net worth; (v) a minimum ratio of EBITDA to net interest expenses; and (vi) a maximum ratio of total debt to EBITDA.

A violation of any of these covenants constitutes an event of default under our loan agreements, which, unless waived or modified by our lenders, provide our lenders with the right to require us to post additional collateral, enhance our equity and liquidity, increase our interest payments, pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our fleet, accelerate our indebtedness and foreclose their liens on our vessels, which would impair our ability to continue to conduct our business.

During the second and third quarter of 2013, we entered into supplemental agreements with our lenders and agreed to certain amendments to the financial covenants and obtained waivers, as described under “Item 5. Operating and Financial Review and Prospects—B. Liquidity and capital resources—Loan Agreements” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein. As of December 31, 2013, we were in compliance with all of our debt covenants, as amended. However, as of March 31, 2014, we believe that we were not in compliance with the financial covenant of our $30.0 million secured loan agreement with Unicredit requiring that we maintain a ratio of total liabilities to market value adjusted total assets of less than 0.65:1. We are currently in negotiations with Unicredit with respect to the amendment or modification of financial covenants, including the covenant requiring a maximum ratio of total liabilities to market value adjusted total assets. In addition, assuming that vessel valuations as of March 31, 2014 remain constant, we would not currently be in compliance with certain financial covenants contained in credit facilities having waivers that expired on April 1, 2014 and may not be able to maintain compliance with the relevant financial covenants with respect to our remaining credit facilities upon expiration of existing waivers during the remainder of 2014 if we are not able to obtain additional amendments or waivers.

In addition, all of our secured loan agreements contain a cross-default provision that may be triggered by a default under one of our other secured loan agreements, including our breach of one or more financial covenants having a waiver expiring in 2014. A cross-default provision means that a default on one loan would result in a default on all other loans. Because of the presence of cross default provisions in all of our secured loan agreements, the refusal of any one lender under our secured loan agreements to grant or extend a waiver could result in all of our secured indebtedness being accelerated, even if our other lenders under our secured loan agreements have waived covenant defaults under the respective loan and credit facilities.

If our secured indebtedness is accelerated in full or in part, it would be very difficult in the current financing environment for us to refinance our debt or obtain additional financing and we could lose our vessels if our lenders foreclose their liens, which would adversely affect our ability to conduct our business. In addition, if we find it necessary to sell our vessels at a time when vessel prices are low, we will recognize losses and a reduction in our earnings, which could affect our ability to raise additional capital necessary for us to comply with our loan agreements.

Furthermore, under the terms of our loan agreements, our ability to pay dividends or make other payments to shareholders is subject to no event of default having occurred without being remedied or resulting from the payment of such dividends or other distributions. In particular, during the period commencing on June 28, 2013 and ending on April 1, 2014, as discussed under “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Loan Agreements” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein, we may declare and pay quarterly dividends at a maximum amount of $0.15 per common share outstanding. See also “Item 8. Financial Information—Dividend Policy” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 and incorporated by reference herein.

In addition, we are subject to a covenant requiring that we maintain a ratio of net worth to preferred stock of 1.50 or greater, as measured on the last day of each fiscal quarter. Our failure to comply with such covenant, if such failure continues unremedied for 120 days, shall constitute a “Covenant Default” pursuant to the terms of the 9.00% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred Shares”), and the dividend rate payable on the Series C Preferred Shares shall increase as described under our registration statement on Form 8-A filed with the Commission on July 26, 2013, entitled “Description of Registrant’s Securities to be Registered”. In addition, we will not be permitted to declare, pay or set apart for payment any cash dividend on any junior securities, including our common shares, unless we are in compliance with this net worth covenant.

Moreover, our lenders may impose additional operating and financial restrictions on us or modify the terms of our existing loan agreements in connection with any additional waivers of or amendments to our loan agreements that we may obtain in the future as a result of additional breaches of the financial and other covenants contained in our secured loan agreements. These restrictions may restrict our ability to, among other things, pay dividends, make capital expenditures or incur additional indebtedness, including through the issuance of guarantees. In addition, our lenders may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness and increase the interest rates they charge us on our outstanding indebtedness.

Our secured loan agreements contain restrictive covenants that may limit our liquidity and corporate activities, including the payment of dividends.

In addition to certain covenants relating to our financial position, operating performance and liquidity, the operating and financial restrictions and covenants in our secured loan agreements could adversely affect our capital needs or ability to finance future operations or capital needs or to pursue and expand our business activities. For example, these financing arrangements may restrict our ability to:

•	incur and guarantee additional indebtedness;

•	create liens on our assets;

•	sell capital stock of our subsidiaries;

•	make investments;

•	pay dividends;

•	make capital expenditures;

•	change our ownership or structure, including engaging in mergers, consolidations, liquidations or dissolutions;

•	adjust and alter existing charters;

•	enter into a new line of business;

•	change the management of our vessels or terminate or materially amend the management agreement relating to each vessel;

•	appoint a Chairman or Chief Executive Officer other than Michael Bodouroglou or change the composition of our board of directors or executive management without the prior written consent of our lenders;

•	terminate our charters prior to their stated termination dates; and

•	sell, transfer, assign or convey assets.

In addition, under these covenants, we are required to maintain minimum liquidity ranging between the greater of $750,000 per vessel owned and $10.0 million in the aggregate and certain pledged deposits with our lenders.

Our ability to comply with covenants and restrictions contained in debt instruments may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions do not improve or worsen, we may fail to comply with these covenants. If we breach any of the restrictions, covenants, ratios or tests in our secured loan agreements, our obligations may become immediately due and payable, and the lenders’ commitment, if any, to make further loans may terminate. A default under any of our secured loan agreements could also result in foreclosure on any of our vessels and other assets securing the related loans. The occurrence of any of these events could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends in amounts anticipated or at all.

In addition, our discretion is limited because we may need to obtain the consent from our lenders in order to engage in certain corporate actions. Our lenders’ interests may be different from ours, and we may not be able to obtain our lenders’ consent when needed. This may prevent us from taking actions that are in our shareholders’ best interest.

The current low containership charter rates and values and any future declines in these rates may affect our ability to comply with various covenants in our secured loan agreements, and may cause us to incur impairment charges or to incur a loss if vessel values are low at a time when we are attempting to dispose of a vessel.

Our secured loan agreements, which are secured by mortgages on our vessels, contain various financial covenants. Among those covenants are requirements that relate to our net worth, operating performance and liquidity. For example, there is a minimum equity ratio requirement that is based, in part, upon the market value of the vessels securing the loans, as well as requirements to maintain a minimum ratio of the market value of our vessels mortgaged thereunder to our aggregate outstanding balance under each respective loan agreement. The market value of containerships is sensitive, among other things, to changes in the containership charter markets, with vessel values deteriorating in times when charter rates are falling and improving when charter rates are anticipated to rise. The current low charter rates in the containership market coupled with the prevailing difficulty in obtaining financing for vessel purchases have adversely affected containership values. A continuation of these conditions would lead to a further significant decline in the fair market values of our vessels, which may result in our not being in compliance with these loan covenants. In such a situation, unless our lenders were willing to provide waivers of covenant compliance or modifications to our covenants, or would be willing to refinance, we would have to reduce or eliminate our dividend, sell vessels in our fleet and/or seek to raise additional capital in the equity markets. Furthermore, if the market value of our vessels further deteriorates significantly or we lose the benefit of the existing time charter arrangements for any of our vessels and cannot replace such arrangements with charters at comparable rates, we may have to record an impairment adjustment in our financial statements, which would adversely affect our financial results and further hinder our ability to raise capital.

During the second and third quarter of 2013, we entered into supplemental agreements with our lenders and agreed to certain amendments to, or obtained waivers of, the financial covenants in our loan agreements. The prevailing vessel values indicated that, if we were not able to obtain additional amendments or waivers, we would not be able to maintain compliance with the relevant financial covenants upon expiration of the existing waivers, which expire during 2014. Therefore, as of December 31, 2013, we classified all of our indebtedness as current liabilities. Assuming that vessel valuations as of March 31, 2014 remain constant, we would not currently be in compliance with certain financial covenants contained in credit facilities having waivers that expired on April 1, 2014 and may not be able to maintain compliance with the relevant financial covenants with respect to our remaining credit facilities upon expiration of existing waivers during the remainder of 2014 if we are not able to obtain additional amendments or waivers. If we fail to comply with our covenants and are not able to obtain covenant waivers or modifications, our lenders could require us to post additional collateral, enhance our equity and liquidity, increase our interest payments or pay down our indebtedness to a level where we are in compliance with our loan covenants, arrest the vessels in our fleet, or they could accelerate our indebtedness, which would impair our ability to continue to conduct our business. If our indebtedness was accelerated in full or in part, it would be very difficult in the current financing environment for us to refinance our debt or obtain additional financing and we could lose our vessels if our lenders foreclose their liens, which would adversely affect our ability to conduct our business. Furthermore, if we find it necessary to sell our vessels at a time when vessel prices are low, we will recognize losses and a reduction in our earnings, which could affect our ability to raise additional capital necessary for us to comply with our loan agreements.

We may have difficulty securing profitable employment for our vessels as their charters expire in the currently depressed containership market.

Each of our nine containerships are currently deployed on time charters, with the time charters for six of our vessels, one of which is well above current market rates, scheduled to expire during 2014. Given the current depressed state of the containership charter market, especially for medium to smaller sized vessels, we may be unable to re-charter these vessels at attractive rates, or at all, when their charters expire. Although we do not receive any revenues from our vessels while not employed, we are required to pay expenses necessary to maintain the vessel in proper operating condition, insure it and service any indebtedness secured by such vessel. If we cannot re-charter our vessels on time charters or trade them in the spot market profitably, our results of operations and operating cash flow will be adversely affected.

We are subject to certain risks with counterparties on contracts, including our charterers under our time charter agreements on which we depend for substantially all of our revenues, and the failure of our counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business and ability to comply with covenants in our loan agreements.

We have entered into various contracts, including time charter agreements with our customers. Such agreements subject us to counterparty risks. The ability and willingness of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control, including, among other things, general economic conditions, the condition of the container shipping industry, the overall financial condition of the counterparty, charter rates received for specific types of vessels and various expenses.

As of the date of this prospectus supplement, we have employed all nine of our containerships under time charters with a weighted average remaining charter duration of 12 months (weighted by aggregate contracted charter hire) with six charterers and we plan to employ any additional vessels we acquire on time charters. The time charters on which we employ four out of our nine vessels provide for charter rates that are significantly above market rates as of the date of this prospectus supplement. Should a counterparty fail to honor its obligations under its charter with us, it may be difficult to secure substitute employment for such vessel, and any new charter arrangements we secure in the spot market or on time charters would be at lower rates given currently decreased containership charter rate levels. If our charterers fail to meet their obligations to us or attempt to renegotiate our charter agreements, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations, cash flows, ability to pay dividends in the amounts anticipated or at all and compliance with covenants in our secured loan agreements.

In addition, under our loan agreements with ABN AMRO Bank N.V., or ABN AMRO, if our charter with CSAV Valparaiso for the Maule, one of the vessels mortgaged under our $100.0 million loan agreement with ABN AMRO, or either of our charters with OOCL for the OOCL Hong Kong and the OOCL China, the vessels mortgaged under our $25.0 million credit facility with ABN AMRO, are terminated or cease to remain in full force and effect for any reason prior to their stated termination date, this would constitute an event of default under such loan agreements if the charter were not replaced within 60 days by another charter and with a charterer approved by the lender.

We may not be able to secure adequate financing to acquire or identify additional vessels beyond our current fleet, which result could adversely affect our business.

We have limited cash resources and no borrowing capacity and we may not be successful in entering into any other financing arrangements. All of the vessels in our fleet are being used as collateral to secure our secured loan agreements. In addition, we may not be able to identify additional vessels beyond our current fleet for acquisition at attractive prices or at all. To the extent we are unable to identify additional vessels suitable for acquisition or obtain acquisition financing on acceptable terms or at all, we may not be able to acquire additional vessels beyond our current fleet, which result could adversely affect our business.

We may be unable to locate suitable vessels for acquisition which would adversely affect our ability to expand our business.

Our business strategy is dependent on identifying and purchasing suitable vessels. Changing market and regulatory conditions may limit the availability of suitable vessels because of customer preferences or because they are not or will not be compliant with existing or future rules, regulations and conventions. Additional vessels of the age and quality we desire may not be available for purchase at prices we are prepared to pay or at delivery times acceptable to us. If we are unable to purchase additional vessels at reasonable prices in accordance with our business strategy or in response to changing market and regulatory conditions, our business would be adversely affected.

One of the containerships in our current fleet, the Maule, is subject to a purchase option held by its charterer, which, if exercised, could reduce the size of our containership fleet and result in the loss of a substantial portion of our future revenues.

The charter with respect to the Maule includes an option for its charterer, CSAV Valparaiso, to purchase such vessel upon the expiration of the charter, which is expected to be in May 2016, provided that the option is exercised at least six months prior to the expiration of the term of the charter at a price of $57.0 million, less a 0.5% purchase commission payable to parties unaffiliated with us, which is more than $20.0 million less than the purchase price that we paid for the vessel. If CSAV Valparaiso were to exercise this option with respect to the Maule, the size of our fleet would be reduced. As a result of the limited number of suitable secondhand containerships available for acquisition and the length of time required prior to delivery of newbuildings, we may be unable to replace the Maule with a comparable vessel, or any other vessel, quickly or, if containership values are higher than the option exercise price as currently anticipated, at a cost equal to the option exercise price paid by CSAV Valparaiso. As a result, if this purchase option were to be exercised, the expected size of our fleet would be reduced and our anticipated revenues would be reduced.

Paragon Shipping will not provide any guarantee of the performance of our obligations nor will you have any recourse against Paragon Shipping, or its affiliates, should you seek to enforce a claim against us.

We were formed by Paragon Shipping (NASDAQ: PRGN) and completed the initial public offering of our common stock in the United States, or our Initial Public Offering, in April 2011. As of the date of this prospectus supplement, Paragon Shipping owned approximately 13.6% of our outstanding shares of common stock. However, Paragon Shipping has not and will not provide any guarantee of the performance of our obligations. Further, you will have no recourse against Paragon Shipping, or its affiliates, should you seek to enforce a claim against us.

We cannot assure you that our Manager will be able to successfully address the variety of vessel management risks in the containership sector and develop and maintain commercial relationships with leading liner companies, and the inability to do so could adversely affect our containership business and results of operations.

Our business strategy relies to a significant extent on our ability to successfully operate containerships, which include unique risks involving, among other things, the speeds at which containerships travel in order to move cargoes around the world quickly and minimize delivery delays, the loading or unloading of containers with highly varied cargoes and industry specific inspection procedures. In addition, we will be required to access attractive chartering opportunities by developing and maintaining relationships with established container liner companies. Our ability to establish containership industry relationships and a reputation for customer service and safety, as well as to acquire and renew charters with leading liner companies, will depend on a number of factors, including our ability to crew our vessels with experienced containership crews and the ability to manage such risks.

We believe that maintaining a modern and technologically advanced fleet, capitalizing on our Manager’s experience in the commercial management of vessels and Paragon Shipping’s reputation as an owner with high safety and operating standards, as well as on our senior management’s experience in the shipping industry, will be important factors in acquiring and retaining major container liner company charterers. Our Manager may not be able to successfully operate containerships or to develop and maintain the commercial relationships or to replace them in the event any of these relationships are terminated, which would adversely affect our business prospects and profitability.

We may not be able to implement our growth effectively.

Our business plan is to identify and acquire suitable containerships at favorable prices and to employ our vessels on short- to medium-term time charters of one to five years with staggered maturities. Our business plan therefore depends on our ability to acquire containerships in addition to our current fleet, successfully re-employ our vessels and charter our vessels in the future at favorable rates.

Growing any business by acquisition presents numerous risks, including undisclosed liabilities and obligations, difficulty obtaining additional qualified personnel and managing relationships with customers and suppliers. In addition, competition from other companies, many of which may have significantly greater financial resources than we do, may reduce our acquisition opportunities or cause us to pay higher prices. We cannot assure you that we will be successful in executing our plans to grow our business or that we will not incur significant expenses and losses in connection with this plan. Our failure to effectively identify, purchase, develop and integrate additional vessels could impede our ability to implement our growth successfully. Our acquisition growth strategy exposes us to risks that may harm our business, financial condition and operating results, including risks that we may:

•	fail to realize anticipated benefits, such as cost-savings or cash flow enhancements;

•	incur or assume unanticipated liabilities, losses or costs associated with any additional vessels or businesses acquired, particularly if any additional vessel we acquire proves not to be in good condition;

•	be unable to hire, train or retain qualified shore and seafaring personnel to manage and operate our growing business and fleet;

•	decrease our liquidity by using a significant portion of available cash or borrowing capacity to finance acquisitions;

•	significantly increase our interest expense or financial leverage if we incur additional debt to finance acquisitions; or

•	incur other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

Moreover, we plan to finance potential future expansions of our fleet through equity financing, which we expect will mainly consist of issuances of additional shares of our common stock, or with borrowings under any credit facilities we may enter into in the future. If we are unable to complete equity issuances at prices that we deem acceptable or we cannot enter into future credit facilities on favorable terms, our cash on hand will be insufficient to fund the costs of future vessel acquisitions and we may need to revise our growth plan or consider alternative forms of financing.

If we cannot successfully re-employ the vessels in our current fleet or charter additional vessels we may acquire in the future, we may incur net losses.

Our business plan is to identify and acquire suitable vessels, in addition to our current fleet, at favorable prices and, as market conditions warrant, employ our vessels on short- to medium-term time charters ranging from one to five years with staggered maturities. As of the date of this prospectus supplement, we have employed all nine containerships in our current fleet under time charters with a weighted average remaining charter duration of 12 months (weighted by aggregate contracted charter hire). Under the terms of our $100.0 million loan agreement with ABN AMRO, we are required to obtain the consent of such lender to charter the Box Voyager, the Box Trader and, other than with respect to its current charter with CSAV Valparaiso scheduled to be completed in May 2016, the Maule, under charters with durations of more than 12 months. We are subject to a similar requirement under our $25.0 million loan agreement with ABN AMRO, pursuant to which we are required to obtain the consent of such lender to charter the OOCL Hong Kong and the OOCL China, other than with respect to their current charters with OOCL scheduled to be completed in 2015, under charters with durations of more than 12 months.

In addition, given the current depressed conditions of the containership market, it is possible that we may acquire a vessel without having a chartering agreement in place or without having a profitable charter in place for such vessel, and we may not find suitable employment for a substantial period of time after taking delivery of such vessel. We would still be incurring costs related to administrative costs, vessel maintenance and general business expenses, but would be generating no income or income below our operating costs. If we are unable to secure suitable re-employment for our current fleet or obtain suitable employment for any vessels that we may acquire in accordance with our business strategy while incurring operating expenses, our business would be adversely affected.

Our growth in the future depends on our ability to successfully re-employ our vessels and charter the vessels we may acquire in the future, for which we will face substantial competition.

We plan to re-employ our current fleet and initially employ any vessels we may acquire in the future on short- to-medium term time charters ranging from one to five years with staggered maturities, consistent with our chartering policy. We may also, under certain circumstances, opportunistically enter our vessels into short-term charters or our vessels may operate on the spot market. The process of obtaining new medium-term time charters is highly competitive and generally involves an intensive screening process and competitive bids, and often extends for several months. Container shipping charters are awarded based upon a variety of factors relating to the vessel operator, including:

•	shipping industry relationships and reputation for customer service and safety;

•	container shipping experience and quality of ship operations (including cost effectiveness);

•	quality and experience of seafaring crew;

•	relationships with shipyards and the ability to get suitable berths;

•	construction management experience, including the ability to obtain on-time delivery of new ships according to customer specifications;

•	willingness to accept operational risks pursuant to the charter, such as allowing termination of the charter for force majeure events; and

•	competitiveness of the bid in terms of overall price.

We expect substantial competition for providing new containership service from a number of experienced companies, including state-sponsored entities and major shipping companies. Many of these competitors have more experience in the containership sector than we have and significantly greater financial resources than we do, and can therefore operate larger fleets and may be able to offer better charter rates. As a result of these factors, we may be unable to obtain new customers on a profitable basis, if at all, which will impede our ability to implement our growth successfully.

Furthermore, if our vessels become available for employment under new time charters during periods when charter rates are at depressed levels, as was the case with the Box Trader and the Box Voyager upon the expiration of their charters with CSAV Valparaiso in the second and third quarters of 2012, respectively, and with the Box Queen, formerly the Maersk Diadema, upon the expiration of its charter with Maersk in November 2013, and most recently with the CMA CGM Kingfish CMA CGM Marlin, we may have to employ our containerships at depressed charter rates, if we are able to secure employment for our vessels at all, which would lead to reduced or volatile earnings. Future charter rates may not be at a level that will enable us to operate our containerships profitably to allow us to implement our growth strategy successfully, pay dividends in amounts anticipated or at all or repay our debt.

Paragon Shipping and its affiliates may claim business opportunities that would benefit us.

Paragon Shipping is contractually prohibited from competing with us in the international containership industry. We have entered into an agreement with Paragon Shipping and our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, that provides that so long as Mr. Bodouroglou is a director or executive officer of our Company (i) Mr. Bodouroglou and any entity which he controls and (ii) during any period in which Mr. Bodouroglou is also a director or executive officer of Paragon Shipping and Paragon Shipping is the holder of more than 5% of the total issued and outstanding shares of our common stock, Paragon Shipping, will be prohibited from acquiring or entering into any charter for containerships without our prior written consent and we will not acquire or enter into any charter for drybulk carriers without the prior written consent of Mr. Bodouroglou, such entities controlled by him and Paragon Shipping, as applicable.

Nevertheless, Paragon Shipping and its affiliates may claim business opportunities that would benefit us and compete with us in the international containership industry. For example, if we do not exercise our option to acquire the newbuilding containership that Paragon Shipping has entered into contract to build and has granted us the option to acquire, Paragon Shipping will be permitted to operate, or sell, the vessel pursuant to a waiver that we will grant to Paragon Shipping under the non-competition agreement described above, provided that Paragon Shipping will grant to us a right of first offer on any proposed sale, transfer or other disposition of the vessel and a right of first refusal over any containership chartering opportunities. We may exercise our option to acquire the vessel by (i) way of an assignment of the relevant construction contract from Paragon Shipping at any time prior to the applicable vessel’s delivery to Paragon Shipping, scheduled for the second quarter of 2014, or (ii) purchase of such vessel at any time after its delivery to Paragon Shipping, so long as the vessel is owned by Paragon Shipping at such time. The purchase price of the option will be equal to the greater of (i) Paragon Shipping’s actual carrying cost of the vessel at the date the option is exercised, plus any actual expenses incurred by Paragon Shipping in connection with the construction contract or the vessel and (ii) the fair market value of the vessel at the date the option is exercised as determined by the average of two independent ship brokers selected by Paragon Shipping and us.

In addition, notwithstanding our non-competition agreement with Paragon Shipping, Paragon Shipping may claim other business opportunities that would benefit us, such as the hiring of employees, the acquisition of other businesses, or the entry into joint ventures, and in each case other than business opportunities in the international containership industry, and this could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends in amounts anticipated or at all.

Our purchasing and operating secondhand vessels may result in increased operating costs and vessels off-hire, which could adversely affect our earnings.

Our current business strategy includes growing our fleet through the acquisition of secondhand vessels. The acquisition of secondhand vessels does not provide us with the same knowledge about their condition that we would have had if these vessels had been built for and operated exclusively by us. Accordingly, we may not discover defects or other problems with such vessels before purchase. Any such hidden defects or problems, when detected, may be expensive to repair, and if not detected, may result in accidents or other incidents for which we may become liable to third parties. These repairs may require us to put a vessel in dry-dock, which would reduce our fleet utilization. In addition, when purchasing secondhand vessels, we do not receive the benefit of any builder warranties if the vessels we buy are older than one year.

In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Older vessels are typically less fuel efficient than more recently constructed vessels due to improvements in engine technology. Governmental regulations, safety and other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment to some of our vessels and may restrict the type of activities in which these vessels may engage. We cannot assure you that, as our vessels age, market conditions will justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives. As a result, regulations and standards could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Increased competition in technological innovation could reduce the demand for our vessels and our ability to successfully implement our business strategy.

The charter hire rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to be loaded and unloaded quickly. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. Physical life is related to the original design and construction, maintenance and the impact of the stress of operations. If new containerships are built that are more efficient or flexible or have longer physical lives than our vessels, competition from these more technologically advanced containerships could adversely affect the amount of charter hire payments we receive for our vessels or our ability to employ or re-employ our vessels at all.

Our executive officers and the officers of our Manager will not devote all of their time to our business, which may hinder our ability to operate successfully.

Our executive officers and the officers of our Manager will be involved in Paragon Shipping’s and other business activities, which may result in their spending less time than is appropriate or necessary to manage our business successfully. The actual allocation of time could vary significantly from time to time depending on various circumstances and needs of the businesses, such as the relative levels of strategic activities of the businesses. This could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends in amounts anticipated or at all.

Our executive officers and directors and our Manager have conflicts of interest and limited duties, which may permit them to favor interests of Paragon Shipping or its affiliates above our interests and those of holders of our common stock.

Conflicts of interest may arise between Paragon Shipping, our Manager, and its affiliates, on the one hand, and us and our shareholders, on the other hand. These conflicts include, among others, the following situations:

•	Our Chairman, President and Chief Executive Officer serves as the Chairman, President, and Chief Executive Officer of Paragon Shipping and our Chief Financial Officer serves as the Chief Financial Officer of Paragon Shipping. Our Chief Executive Officer is also the beneficial owner of all of the capital stock of our Manager and Crewcare Inc., or Crewcare, our manning agent. Therefore, these individuals may favor the interests of Paragon Shipping, Allseas or their affiliates and may not provide us with business opportunities that would benefit us.

•	Our Manager advises our board of directors about the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuances of additional capital stock and cash reserves, each of which can affect the amount of the cash available for distribution to our shareholders.

•	Our executive officers and those of our Manager will not spend all of their time on matters related to our business.

•	Our Manager will advise us of costs incurred by it and its affiliates that it believes are reimbursable by us.

As a result of these conflicts, our Manager may favor its own interests, the interests of Paragon Shipping and the interests of its affiliates over our interests and those of our shareholders, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends in amounts anticipated or at all.

The fiduciary duties of our officers and directors may conflict with those of the officers and directors of Paragon Shipping and/or its affiliates.

Our officers and directors have fiduciary duties to manage our business in a manner beneficial to us and our shareholders. However, our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, serves as an executive officer and director of Paragon Shipping and our Chief Financial Officer, Mr. Robert Perri, serves as a Chief Financial Officer of Paragon Shipping. As a result, these individuals have fiduciary duties to manage the business of Paragon Shipping and its affiliates in a manner beneficial to such entities and their shareholders. Consequently, these officers and directors may encounter situations in which their fiduciary obligations to Paragon Shipping and us are in conflict. We believe the principal situations in which these conflicts may occur are in the allocation of business opportunities to Paragon Shipping or us, such as with respect to the allocation and hiring of employees, the acquisition of other businesses or the entry into joint ventures, and in each case other than business opportunities in the international containership industry. The resolution of these conflicts may not always be in our best interest or that of our shareholders and could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends in amounts anticipated or at all.

However, we have entered into a non-competition agreement with Paragon Shipping and Mr. Michael Bodouroglou that provides that so long as Mr. Bodouroglou is a director or executive officer of our Company (i) Mr. Bodouroglou and any entity which he controls and (ii) during any period in which Mr. Bodouroglou is also a director or executive officer of Paragon Shipping and Paragon Shipping is the holder of more than 5% of the total issued and outstanding shares of our common stock, Paragon Shipping, will be prohibited from acquiring or entering into any charter for containerships without our prior written consent and we will not acquire or enter into any charter for drybulk carriers without the prior written consent of Mr. Bodouroglou, such entities controlled by him and Paragon Shipping, as applicable.

We are dependent on Allseas for the commercial and technical management of our fleet, as well as to provide us with our executive officers, and the failure of Allseas to satisfactorily perform its services may adversely affect our business.

We have entered into an executive services agreement with Allseas, pursuant to which Allseas provides us with the services of our executive officers, who report directly to our board of directors. In addition, as we have subcontracted the commercial and technical management of our fleet, including crewing, maintenance and repair, to Allseas, the loss of Allseas’s services or Allseas’s failure to perform its obligations to us could materially and adversely affect the results of our operations. We may have rights against Allseas if it defaults on its obligations to us but you will have no recourse directly against Allseas. Further, we are required to seek approval from our lenders under our secured loan agreements to change our commercial and technical manager.

Since Allseas is a privately held company and there is little or no publicly available information about it, an investor could have little advance warning of potential problems that might affect Allseas that could have a material adverse effect on us.

The ability of Allseas to continue providing services for our benefit will depend in part on its own financial strength. Circumstances beyond our control could impair Allseas’s financial strength, and because it is privately held, it is unlikely that information about its financial strength would become public unless Allseas began to default on its obligations. As a result, an investor in our shares might have little advance warning of problems affecting Allseas, even though these problems could have a material adverse effect on us.

Our Chairman, President and Chief Executive Officer has affiliations with Allseas which may create conflicts of interest.

Our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, is the beneficial owner of all of the issued and outstanding capital stock of Allseas. These responsibilities and relationships could create conflicts of interest between us, on the one hand, and Allseas, on the other hand. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus vessels managed by other companies affiliated with Allseas and Mr. Bodouroglou. To the extent that any entities affiliated with Mr. Bodouroglou, other than us, or Allseas, owns or operates vessels that may compete for employment or management services in the future, Allseas may give preferential treatment to vessels that are beneficially owned by related parties because Mr. Bodouroglou and members of his family may receive greater economic benefits. Allseas currently provides management services to vessels in Paragon Shipping’s fleet, private fleets and our fleet. Entities affiliated with Mr. Bodouroglou may acquire vessels that may compete with our vessels in the future, subject to an agreement entered into among the Company, Paragon Shipping and Mr. Bodouroglou, which prohibits Mr. Bodouroglou or entities affiliated with him, including Paragon Shipping, from acquiring or chartering container vessels without our prior written consent, and pursuant to which we have agreed not to acquire or charter drybulk vessels without the prior consent of Mr. Bodouroglou, entities controlled by him or Paragon Shipping, as applicable. To the extent that we believe it is in our interest to grant such consent and Mr. Bodouroglou, entities controlled by him or Paragon Shipping acquires containerships, such vessels may compete with our fleet. Allseas is not a party to the non-competition agreement described above and, under the terms of the agreement, may provide vessel management services to containerships other than ours. These conflicts of interest may have an adverse effect on our results of operations.

Our ability to obtain additional debt financing in the future may be dependent on the performance of our then existing charters and the creditworthiness of our charterers.

The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional capital resources that we will require to purchase additional vessels in the future or to refinance our existing debt as it matures or may significantly increase our costs of obtaining such capital. Our inability to obtain additional financing at all or at a higher than anticipated cost may materially affect our results of operation and our ability to implement our business strategy.

We may be unable to attract and retain key management personnel and other employees in the shipping industry, which may negatively impact the effectiveness of our management and results of operations.

Our success depends to a significant extent upon the abilities and efforts of our management team. Pursuant to an executive services agreement, Allseas provides us with the services of our executive officers, who report directly to our board of directors. Our success depends upon our ability to retain key members of our management team and to hire new members as may be necessary. The loss of any of these individuals could adversely affect our business prospects and financial condition. Difficulty in hiring and retaining replacement personnel could adversely affect our business, results of operations and ability to pay dividends in the amounts anticipated or at all. We do not intend to maintain “key man” life insurance on any of our officers or other members of our management team.

We may not have adequate insurance to compensate us if we lose our vessels or to compensate third parties.

There are a number of risks associated with the operation of ocean-going vessels, including mechanical failure, collision, human error, war, terrorism, piracy, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. Any of these events may result in loss of revenues, increased costs and decreased cash flows. In addition, the operation of any vessel is subject to the inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade.

We are insured against tort claims and some contractual claims (including claims related to environmental damage and pollution) through memberships in protection and indemnity associations or clubs, or P&I Associations. As a result of such membership, the P&I Associations provide us coverage for such tort and contractual claims. We also carry hull and machinery insurance and war risk insurance for our fleet. We insure our vessels for third-party liability claims subject to and in accordance with the rules of the P&I Associations in which the vessels are entered. We also maintain insurance against loss of hire, which covers business interruptions that result in the loss of use of a vessel. We may not be adequately insured against all risks and particular claims may not be paid by our insurers.

In addition, we cannot assure you that we will be able to obtain adequate insurance coverage for our fleet in the future or renew our insurance policies on the same or commercially reasonable terms, or at all. For example, more stringent environmental regulations have led in the past to increased costs for, and in the future may result in the lack of availability of, protection and indemnity insurance against risks of environmental damage or pollution. Any uninsured or underinsured loss could harm our business, results of operations, cash flows, financial condition and ability to pay dividends in amounts anticipated or at all. In addition, our insurance may be voidable by the insurers as a result of certain of our actions, such as our ships failing to maintain certification with applicable maritime self-regulatory organizations. Further, we cannot assure you that our insurance policies will cover all losses that we incur, or that disputes over insurance claims will not arise with our insurance carriers. Any claims covered by insurance would be subject to deductibles, and since it is possible that a large number of claims may be brought, the aggregate amount of these deductibles could be material. In addition, our insurance policies are subject to limitations and exclusions, which may increase our costs or lower our revenues, thereby possibly having a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends in amounts anticipated or at all.

We will be subject to funding calls by our protection and indemnity associations, and our associations may not have enough resources to cover claims made against them.

We are indemnified for legal liabilities incurred while operating our vessels through membership in P&I Associations. P&I Associations are mutual insurance associations whose members must contribute to cover losses sustained by other association members. The objective of a P&I Association is to provide mutual insurance based on the aggregate tonnage of a member’s vessels entered into the association. Claims are paid through the aggregate premiums of all members of the association, although members remain subject to calls for additional funds if the aggregate premiums are insufficient to cover claims submitted to the association. Claims submitted to the association may include those incurred by members of the association, as well as claims submitted to the association from other P&I Associations with which our P&I Association has entered into interassociation agreements. We cannot assure you that the P&I Associations to which we belong will remain viable or that we will not become subject to additional funding calls which could adversely affect us.

We generate substantially all of our revenues in U.S. dollars and incur a portion of our expenses in other currencies, and therefore exchange rate fluctuations could have an adverse impact on our results of operations.

We generate a majority of our revenues in U.S. dollars and incur a portion of our expenses in currencies other than the U.S. dollar. This difference could lead to fluctuations in our net income due to changes in the value of the dollar relative to the other currencies, in particular the Euro. Expenses incurred in foreign currencies against which the U.S. dollar falls in value could increase, decreasing our net income and cash flows from operations. Further declines in the value of the U.S. dollar could also lead to higher expenses payable by us.

We may have to pay tax on certain shipping income, which would reduce our earnings.

Under the United States Internal Revenue Code of 1986, or the Code, 50% of the gross shipping income of a corporation that owns or charters vessels, such as us and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States may be subject to a 4% United States federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the applicable Treasury Regulations promulgated thereunder.

For the 2013 taxable year, we believe that we and our subsidiaries qualified for this statutory tax exemption and we intend to take this position on our U.S. federal income tax returns. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to United States federal income tax on our United States source shipping income for future taxable years. For example, in certain circumstances we may no longer qualify for exemption under Code section 883 for a particular taxable year if shareholders with a five percent or greater interest in our shares of common stock owned, in the aggregate, 50% or more of our outstanding shares of common stock for more than half the days during the taxable year. It is possible that the ownership threshold could be met for any taxable year. In such a case, we may not qualify for exemption unless we can establish that among the closely-held group of five percent shareholders, there are sufficient five percent shareholders that are qualified shareholders for purposes of Section 883 to preclude non-qualified five percent shareholders in the closely-held group from owning 50% or more of our common stock for more than half the number of days during the taxable year. In order to establish this, sufficient five percent shareholders that are qualified shareholders would have to comply with certain documentation and certification requirements designed to substantiate their identity as qualified shareholders. These requirements are onerous and we may not be able to satisfy them. Due to the factual nature of the issues involved, there can be no assurances on the tax-exempt status of us or any of our subsidiaries.

If we or our subsidiaries were not entitled to exemption under Section 883 for any taxable year, they could be subject for such year to an effective 2% United States federal income tax on the shipping income they derive during the year which is attributable to the transport or cargoes to or from the United States. The imposition of this taxation would have a negative effect on our business and would decrease our earnings available for distribution to our shareholders.

In addition, two of our vessel owning subsidiaries are incorporated in Hong Kong and own vessels flagged in Hong Kong. While we do not believe that we or our Hong Kong subsidiaries will be subject to taxation in Hong Kong since the vessels did not navigate solely or mainly within Hong Kong waters during 2012 and 2013, we cannot assure you that we will not incur tax liability in Hong Kong in 2014 or in the future.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have certain adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, cash will be treated as an asset held for the production of passive income. For purposes of these tests, “passive income” generally includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than those received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. holders of stock in a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their stock in the PFIC.

Whether we will be treated as a PFIC will depend upon our method of operation. In this regard, we intend to treat the gross income we derive or are deemed to derive from time or voyage chartering activities as services income, rather than rental income. Income we derive or are deemed to have derived from time or voyage chartering activities (whether directly or through participation in a pool) should not constitute “passive income,” and any assets that we may own and operate in connection with the production of that income should not constitute passive assets. However, any gross income that we derive or are deemed to have derived from bareboat chartering activities will be treated as rental income and thus will constitute “passive income,” and any assets that we may own and operate in connection with the production of that income will constitute passive assets. There is substantial legal authority supporting this position consisting of case law and United States Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, IRS or a court of law may not accept our position with regard to our status from time to time as a PFIC, and there is a risk that the IRS or a court of law could determine that we are or have been a PFIC for a particular taxable year.

If we are treated as a PFIC for any taxable year, U.S. holders of our common stock will face certain adverse U.S. federal income tax consequences. Under the PFIC rules, unless such U.S. holders make certain elections available under the Code (which elections could themselves have certain adverse consequences for such U.S. holders, as discussed below under “Tax Considerations”), such U.S. holders would be liable to pay U.S. federal income tax at the then highest income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our units, common stock or warrants, as the case may be, as if the excess distribution or gain had been recognized ratably over such U.S. holder’s holding period for such common stock, as the case may be, and may be subject to certain information reporting obligations. Please see “Item 10. Additional Information—E. Taxation—United States Federal Income Tax Considerations—United States Federal Income Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences” of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014 for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. holders of our common stock if we are or were to be treated as a PFIC.

Our ability to grow and satisfy our financial needs may be adversely affected by our dividend policy.

To the extent that our board of directors determines to pay dividends in the future consistent with our existing dividend policy, such amounts may be equal to substantially all of our operating cash flow less any amounts required to pay cash expenses and capital expenditures, service our debt and maintain reserves for dry-docking, surveys and other purposes as our board of directors may from time to time determine and fund dividend payments to holders of our Series C Preferred Shares. In determining the amount of cash available for distribution after payment of our cash expenses, our board of directors determines appropriate reserves to be set aside for, among other things, contingent liabilities, liquidity needs, principal payment and other amounts required under the terms and conditions of our secured loan agreements, the requirements of Marshall Islands law, the acquisition of additional vessels, dry-docking costs, repairs, claims and other liabilities and obligations. In addition, we have used in the past, and may use in the future, a portion of our cash reserves, in addition to our operating cash flows, to fund quarterly dividend payments. Accordingly, our growth, if any, may not be as fast as other shipping companies that reinvest all of their cash for acquisitions.

We believe that we will generally finance any capital expenditures from cash balances and external financing sources, including future equity issuances, borrowings under additional credit facilities we may enter into in the future and potential debt issuances. To the extent we do not have sufficient cash balances or are unable to obtain external financing for these purposes, the payment of dividends in the future on our common shares, and the payment of dividends on our Series C Preferred Shares, may significantly impair our ability to meet our financial needs or to grow.

We must make substantial capital expenditures to maintain the operating capacity of our fleet, which may reduce the amount of cash for dividends.

We must make substantial capital expenditures to maintain the operating capacity of our fleet and we generally expect to finance these maintenance capital expenditures with cash balances or undrawn credit facilities that we may enter into in the future. We anticipate growing our fleet through the acquisition of vessels, which would increase the level of our maintenance capital expenditures.

Maintenance capital expenditures include capital expenditures associated with dry-docking a vessel, modifying an existing vessel or acquiring a new vessel to the extent these expenditures are incurred to maintain the operating capacity of our fleet. These expenditures could increase as a result of changes in the cost of labor and materials; customer requirements; increases in our fleet size or the cost of replacement vessels; governmental regulations and maritime self-regulatory organization standards relating to safety, security or the environment; and competitive standards.

In addition, maintenance capital expenditures will vary significantly from quarter to quarter based on the number of vessels dry-docked during that quarter. For example, we incurred costs of approximately $1.0 million during 2013 in connection with the dry-dock relating to the OOCL Hong Kong and we expect to incur costs of approximately $2.0 million in the aggregate with respect to the dry-docks relating to the MSC Emma, which was completed in February 2014, and the OOCL China, which was completed in March 2014. Significant maintenance capital expenditures may reduce the amount of cash available for distribution to our shareholders.

We will be required to make substantial capital expenditures to expand the size of our fleet, which may diminish our ability to pay dividends in amounts anticipated or at all, increase our financial leverage, or dilute our shareholders’ ownership interest in us.

We will be required to make substantial capital expenditures to increase the size of our fleet. We intend to expand our fleet by acquiring existing vessels from other parties or newbuilding vessels, which we refer to as newbuildings. We generally will be required to make installment payments on any newbuildings prior to their delivery. We typically would pay 10% to 30% of the purchase price of a vessel upon signing the purchase contract, even though delivery of the completed vessel will not occur until much later (approximately one to three years from the order). We expect to fund such capital expenditures with future equity issuances and interim debt, which would dilute our quarterly per-share dividends and reduce the cash available for quarterly dividends, respectively, prior to generating cash from the operation of the newbuilding. If equity financing is not available on favorable terms, we may have to use debt financing. If we finance all or a portion of these acquisition costs by issuing debt securities, we will increase the aggregate amount of interest we must pay prior to generating cash from the operation of the newbuilding. Any interest expense we incur in connection with financing our vessel acquisitions, including capitalized interest expense, will decrease the amount of our dividends.

To fund expansion capital expenditures, we may be required to use cash balances, cash from operations, incur borrowings or raise capital through the sale of debt or additional equity securities. Use of cash from operations will reduce the amount of cash available for dividends to holders of our common stock. Our ability to obtain bank financing or to access the capital markets for future offerings may be limited by our financial condition at the time of any such financing or offering, as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond our control. Our failure to obtain funds for capital expenditures could have a material adverse effect on our business, results of operations and financial condition and on our ability to pay dividends in amounts anticipated or at all. Even if we are successful in obtaining the necessary funds, the terms of such financings could limit our ability to pay dividends in amounts anticipated or at all. In addition, incurring additional debt may significantly increase our interest expense and financial leverage, and issuing additional equity securities may result in significant shareholder ownership or dividend dilution.

Restrictions in, or interest payments required by, our debt agreements may prevent us from paying dividends.

The payment of principal and interest on our debt will reduce the amount of cash available for dividends. In addition, our existing secured loan agreements prohibit, and we expect any future debt agreements we enter into will also prohibit, the payment of dividends upon the occurrence of the following events, among others:

•	failure to pay any principal, interest, fees, expenses or other amounts when due;

•	failure to notify the lenders of any material oil spill or discharge of hazardous material, or of any action or claim related thereto;

•	breach or lapse of any insurance with respect to the vessels;

•	breach or potential breach of certain financial covenants;

•	failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;

•	default under other indebtedness;

•	bankruptcy or insolvency events;

•	failure of any representation or warranty to be materially correct;

•	a change of control, as defined in the applicable agreement; and

•	a material adverse effect, as defined in the applicable agreement.

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or to make dividend payments.

We are a holding company, and our subsidiaries, which are all wholly-owned by us, conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our wholly-owned subsidiaries. As a result, our ability to satisfy our financial obligations and to pay dividends depends on the ability of our subsidiaries to distribute funds to us. In turn, the ability of our subsidiaries to make dividend payments to us depends on them having profits available for distribution and, to the extent that we are unable to obtain dividends from our subsidiaries, this will limit the discretion of our board of directors to pay or recommend the payment of dividends in amounts anticipated or at all.

Because we are a foreign corporation, you may not have the same rights or protections that a shareholder in a United States corporation may have.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law and may make it more difficult for our shareholders to protect their interests. Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws and the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. The rights and fiduciary responsibilities of directors under the law of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions and there have been few judicial cases in the Marshall Islands interpreting the BCA. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction. Therefore, you may have more difficulty in protecting your interests as a shareholder in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

It may not be possible for our investors to enforce U.S. judgments against us and our officers and directors.

We are incorporated in the Republic of the Marshall Islands and our wholly-owned subsidiaries through which we own and operate our vessels are incorporated in jurisdictions outside the United States. All of our directors and officers reside outside of the United States, and all or a substantial portion of our assets, our subsidiaries’ assets and the assets of most of our officers and directors are, and will likely remain, located outside of the United States. As a result, it may be difficult or impossible for U.S. shareholders to serve process within the United States upon us or any of these persons or to enforce judgment upon us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or our subsidiaries’ assets are located (i) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us based upon these laws. In addition, the protections offered minority shareholders in the Marshall Islands are different than in the United States.

Because the Public Company Accounting Oversight Board is not currently permitted to inspect our independent accounting firm, you may not benefit from such inspections.

Auditors of U.S. public companies are required by law to undergo periodic Public Company Accounting Oversight Board or “PCAOB” inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. Certain European Union countries, including Greece, do not currently permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries, even if they are part of major international firms. The PCAOB conducted inspections in Greece in 2008 and evaluated our auditor’s performance of audits of SEC registrants and our auditor’s quality controls. Currently, however, the PCAOB is unable to conduct inspections in Greece until a cooperation agreement between the PCAOB and the Greek Accounting & Auditing Standards Oversight Board is reached. Accordingly, unlike for most U.S. public companies, should the PCAOB again wish to conduct an inspection it is currently prevented from evaluating our auditor’s performance of audits and its quality control procedures, and, unlike shareholders of most U.S. public companies, our shareholders would be deprived of the possible benefits of such inspections.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $             million from this offering assuming the underwriters’ over-allotment option is not exercised, and approximately $             million if the underwriters’ over-allotment option is exercised in full, in each case after deducting underwriting discounts and commissions and estimated expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

We intend to use the net proceeds of this offering for general corporate purposes, which may include the repayment of debt and the acquisition of vessels.

CAPITALIZATION

The following unaudited table sets forth our capitalization at December 31, 2013:

•	on an actual basis;

•	on an as adjusted basis to give effect to the following transactions, which occurred during the period from January 1, 2014 to April 9, 2014:

•	$6,925,000 in debt repayments under the terms of our secured loan agreements; and

•	the payment of a cash dividend on April 1, 2014 on our 916,333 Series C Preferred Shares for the period from January 1, 2014 to March 31, 2014, of $515,437.

•	on an as further adjusted basis to give effect to:

•	the issuance and sale of units in this offering at the public offering price of $ per unit, resulting in net proceeds of approximately $ million, after deducting estimated expenses related to this offering of $ million payable by us and the underwriting discounts and commissions of approximately $ million assuming no exercise of the over-allotment option and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

As of December 31, 2013, we had $14.5 million in cash and cash equivalents and $10.0 million in current and non-current restricted cash. On an “as further adjusted” basis, as described above and taking into account the starting cash balance of December 31, 2013, cash and cash equivalents amount to approximately $             million and restricted cash amounts to $             million.

There have been no significant adjustments to our capitalization since December 31, 2013, other than the adjustments described above. You should read the adjusted capitalization table information below in connection with the section of this prospectus entitled “Use of Proceeds” and our financial statements and related notes elsewhere in this prospectus.

UNAUDITED	As of December 31, 2013
	Actual	As Adjusted	As Further Adjusted
Secured debt (1)	$179,550,000	$172,625,000	$
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 25,000,000 shares authorized, of which:
Series A Participating Preferred Stock: 1,000,000 designated, none issued and outstanding actual, as adjusted and as further adjusted;	$—	$—	$
Series B Preferred Shares: 2,500,000 designated, none issued and outstanding actual, as adjusted and as further adjusted;	—	—
Series B-1 Preferred Shares: 2,500,000 designated, none issued and outstanding actual, as adjusted and as further adjusted; and	—	—
Series C Preferred Shares: 2,500,000 designated, 916,333 issued and outstanding actual, as adjusted and as further adjusted	9,163	9,163
Common stock, par value $0.01 per share; 475,000,000 shares authorized; 25,291,715 shares issued and outstanding actual and as adjusted; shares issued and outstanding as further adjusted (2)	252,917	252,917
Additional paid-in capital / Retained Earnings / Reserves (2)	244,457,289	243,941,852

Total stockholders’ equity	$244,719,369	$244,203,932	$

Total capitalization	$424,269,369	$416,828,932	$

(1)	All of our secured debt is guaranteed by the Company or the vessel-owning subsidiaries.
(2)	Excludes (i) any common shares issuable upon exercise of the underwriters’ option to purchase up to common shares and warrants to cover any over-allotments; (ii) 994,000 additional shares of our common stock reserved for issuance under our 2011 Equity Incentive Plan; and (iii) 1,333,333 of our common shares issuable upon exercise, at a price equal to $7.74 per share, of the warrants issued to Neige International.

PER SHARE MARKET PRICE AND DIVIDEND PAYMENT INFORMATION

Per Share Market Price Information

Our common shares commenced trading on the New York Stock Exchange under the symbol “TEU” on April 14, 2011.

The table below sets forth the low and high closing prices for each of the periods indicated for our common shares.

For the Fiscal Year Ended	Low	High
December 31, 2011 (1)	$7.10	$11.50
December 31, 2012	$4.01	$9.74
December 31, 2013	$2.86	$6.17

(1)	For the period from April 14, 2011, the date on which our common stock began trading on the NYSE, until the end of the period.

For the Quarter Ended	Low	High
March 31, 2012	$8.12	$9.74
June 30, 2012	$7.04	$9.31
September 30, 2012	$5.78	$8.41
December 31, 2012	$4.01	$5.75
March 31, 2013	$4.32	$6.17
June 30, 2013	$3.64	$4.84
September 30, 2013	$3.54	$4.61
December 31, 2013	$2.86	$4.12
March 31, 2014	$2.30	$3.32

For the Month	Low	High
October 2013	$3.80	$4.12
November 2013	$3.05	$3.95
December 2013	$2.86	$3.42
January 2014	$2.88	$3.32
February 2014	$2.57	$2.83
March 2014	$2.30	$2.92
April 1, 2014 to April 8, 2014	$2.33	$2.47

TAX CONSIDERATIONS

You should carefully read the discussion of the U.S. federal income tax and Marshall Islands tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section of our Annual Report on Form 20-F for the year ended December 31, 2013 entitled “Item 10. Additional Information—E. Taxation” filed with the SEC on March 20, 2014 and incorporated by reference herein.

DESCRIPTION OF SECURITIES

In this offering, we are offering              shares of common stock and             warrants. This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise, if any, of the warrants.

Common Shares

The material terms and provisions of our common shares are described under the caption “Description of Capital Stock” starting on page 19 of the accompanying prospectus.

Warrants

The following is a brief summary of the material terms of the warrants to be issued in this offering and is subject in all respects to the provisions contained in the warrants.

The warrants to be issued in this offering will be governed by a warrant agreement to be entered into between us and Computershare Trust Company N.A., as agent in respect of the warrants, which we refer to as the Warrant Agent. Each warrant shall be issued in book-entry form to the Depository Trust Company, or DTC, or in physically certificated form as directed by the underwriter. The description of the terms of the warrant agreement is subject to the detailed provisions of the warrant agreement.

In connection with the purchase of one common share, we will also issue one warrant. Each warrant entitles the registered holder to purchase          common shares at an exercise price of $         per share. We may, in our sole discretion, by notice to registered holders, lower the exercise price of the warrants at any time prior to their expiration date for a specified period of not less than 20 business days. The warrants may only be exercised for cash, except as provided therein. The warrants will expire five years from the date of this prospectus supplement at 5:00 p.m., New York City time. We may extend the duration of the warrants by delaying the expiration date upon not less than 20 days’ notice to registered holders of the warrants. From and after one year following their issuance we may call all, but not less than all, of the outstanding warrants for redemption as follows:

•	at a price of $0.01 for each warrant at any time while the warrants are exercisable, so long as a registration statement relating to the common shares issuable upon exercise of the warrants is effective and current;

•	upon not less than 30 days prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of a common share equals or exceeds % of the exercise price, or $ per share, for any 20 trading days within a 30 consecutive trading day period ending on the third business day prior to the notice of redemption to warrant holders.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common share will exceed the call price or the warrant exercise price after the redemption call is made.

The exercise price and number of common shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including but not limited to in the event of a share split, share dividend, recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for the issuances of shares or securities convertible or exercisable into common shares at a price below the then current exercise price of the warrants.

The warrants may be exercised by delivery of an exercise form on or prior to the expiration date of the warrants to the designated office of the Warrant Agent, with the exercise form completed and executed as indicated, accompanied by full payment of the exercise price (or, in certain circumstances, by the use of cashless exercise), except as provided therein, by certified check payable to us or by wire transfer of immediately available funds to an account designated by us, for the number of warrants being exercised. If, and only if, at the time of exercise of the warrants there is no effective registration statement covering the issuance of the common shares acquirable by exercise of the warrants, then the holders of the warrants may elect to exercise the warrants, in whole or in part, by means of a “cashless exercise” provision, pursuant to which a holder may elect to pay the exercise price of the warrants by surrendering without exercise a portion of the warrants for cancellation, with each surrendered warrant deemed to have a value equal to the excess of the fair market value of a common share over the exercise price of such warrant.

We provide certain rescission and buy-in rights to a holder if we fail to deliver the common shares underlying the warrants by the first trading day after the date on which delivery of the share certificate is required by the warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if share certificates are not timely delivered. The buy-in rights apply if after the date on which delivery of the share certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) common shares to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of warrant shares that we were required to deliver to the holder times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•	at the election of the holder, either (A) reinstate the portion of the warrant as to such number of common shares, or (B) deliver to the holder a certificate or certificates representing such number of common shares.

A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 9.99% of the outstanding common shares after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon at least 61 days’ prior notice from the holder to us, the holder may waive such limitation.

The warrant holders do not have the rights or privileges of holders of common shares or any voting rights until they exercise their warrants and receive common shares. After issuance of common shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Currently, no public market exists for our warrants. We do not intend to apply for the listing of the warrants on any national securities exchange. The common shares and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC, acting as the representative for the underwriters named below, with respect to the securities subject to this offering. The underwriting agreement provides for the purchase of a specific number of units comprised of common shares and warrants to purchase common shares by each of the underwriters. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the number of units provided below:

Underwriter	Number of Units
Maxim Group LLC

Total

The underwriters are offering the shares and warrants, subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units if any such securities are taken, other than those units covered by the over-allotment option described below.

In the event that at least $10.0 million of units are sold in this offering, Neige International Inc., a company controlled by our Chairman, President and Chief Executive Officer, has agreed to purchase, directly from us at the public offering price, a number of units equal to 10% of the units sold in this offering, in a concurrent private placement. The underwriters are not purchasing and will not receive an underwriting discount or commission on the sale of these units to Neige International Inc.

Overallotment

The underwriting agreement provides that we will grant to the underwriters an option, exercisable within 45 days after the closing of this offering, to acquire up              common shares and              warrants, solely for the purpose of covering over-allotments made in connection with this offering.

Commission and Expenses

The representative of the underwriters has advised us that it proposes to offer the shares and warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per unit. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of $             per unit to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table summarizes the public offering price and the underwriting discounts and commissions on the                  units sold by the underwriters in this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Fee Per Unit(1)	Total Without Exercise of Over-Allotment	Total With Exercise of Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$

(1)	The fees do not include expense reimbursement as described below.

We have agreed to reimburse Maxim Group LLC for certain out-of-pocket expenses incurred by them with respect to this offering.

We estimate that expenses payable by us in connection with the offering of our common shares and warrants, other than the underwriting discounts and commissions and the expense reimbursement referred to above, will be approximately $            .

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus supplement.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our executive officers and directors have agreed to a 90-day “lock-up” period from the closing of this offering with respect to any of our securities that they beneficially own, including the issuance of common shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. Neige International, a company controlled by our Chairman, President and Chief Executive Officer, and Paragon Shipping have agreed to a 90-day “lock-up” period from the closing of this offering with respect to any of our securities that they beneficially own. This means that, for a period of 90 days following the closing of the offering of the shares, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative.

The representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, the underwriting agreement provides that we will not, for a period of 90 days following the closing of the offering of the common shares, offer, sell or distribute any of our securities, without the prior written consent of the representative.

In the event that either (a) during the last 17 days of the respective lock-up periods referred to above, we issue an earnings release or material news or a material event relating to us occurs or (b) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Listing

Our common shares are listed on the NYSE under the symbol “TEU.”

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the one or more underwriters of this offering or by their affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of common shares in excess of the number of common shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the underwriters is not greater than the number of common shares that they may purchase in the over-allotment option. In a naked short position, the number of common shares involved is greater than the number of common shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing common shares in the open market.

•	Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common shares to close out the short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the over-allotment option. If the underwriters sell more common shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of securities shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of securities within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final offering of securities contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer of securities contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B) in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the securities acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors”, as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors”, as defined in the Prospectus Directive, (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Other Relationships

The underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the common shares and warrants in this offering, other than the underwriting discount, all of which will be paid by us.

SEC registration fee	$		*
FINRA filing fee	$		*
NYSE supplemental listing fee	$
Legal fees and expenses		$150,000
Accounting fees and expenses		$45,000
Printing and engraving expenses		$25,000
Miscellaneous		$30,000

Total		$250,000

*	The SEC registration fee of $57,300 and the FINRA filing fee of $50,500 covering all of the securities being offered under the registration statement on Form F-3 (File No. 333-181076) filed with the SEC with an effective date of May 10, 2012, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of these fees on an approximately pro-rata basis with each offering.

LEGAL MATTERS

The validity of the common shares and warrants offered hereby with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York. The underwriters have been represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Box Ships Inc. (the “Company”) and the combined financial statements of Ardelia Navigation Limited and Eridanus Trading Co. incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2013, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus supplement and the accompanying prospectus is a part of that registration statement, which includes additional information.

Government Filings

We have filed with the SEC a registration statement including exhibits and schedules thereto on Form F-3 under the Securities Act with respect to the common shares and warrants offered hereby. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information in the registration statement, as permitted by SEC rules and regulations. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement. In addition, we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically, which you can access over the internet at http://www.sec.gov. Our filings are also available on our website at http://www.box-ships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement and the accompanying prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 20, 2014, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	our Registration Statement on Form 8-A12B, filed with the SEC on April 8, 2011, registering our common shares, par value $0.01 per share, and our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Box Ships Inc.

15, Karamanli Ave.

Voula, 16673

Athens, Greece

+ (30) (210) 8914 600

Attn: Mr. Robert Perri

Information Provided by the Company

We will furnish holders of our equity securities, including our Series C Preferred Shares, with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

$500,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1)	our common shares, including related preferred stock purchase rights;

(2)	our preferred shares;

(3)	our debt securities;

(4)	our warrants;

(5)	our purchase contracts;

(6)	our rights; and

(7)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol “TEU”.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2012

i

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell the common shares (including the related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless we specify otherwise, when used in this prospectus the terms the “Company,” “we,” “our” and “us” refer to Box Ships Inc. and its subsidiaries. References to “Paragon Shipping” are to Paragon Shipping Inc. and references to “Allseas” or “our Manager” are to Allseas Marine S.A. and its relevant subsidiaries, which provides our fleet with commercial and technical management services and provides certain administrative and corporate services to us.

We use the term “TEU” in describing the size of containerships. TEU is a standard measure of a containership’s cargo-carrying capacity and refers to the space occupied by a container having the International Organization for Standardization’s standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.

Our Company

We are an international shipping company engaged in the seaborne transportation of containers worldwide. We are focused on pursuing growth opportunities in the container shipping industry by leveraging the reputation, expertise and relationships of our management team and our Manager in identifying attractive vessel acquisition opportunities and maintaining cost-competitive, efficient operations.

We were formed by Paragon Shipping (NYSE: PRGN), a leading global provider of shipping transportation services specializing in transporting drybulk cargoes. We commenced operations following the completion of the initial public offering of our common shares in the United States, which we refer to as our Initial Public Offering, in April 2011. As of the date of this prospectus, our fleet was comprised of seven containerships with a TEU weighted average age of 4.4 years, a total capacity of over 33,000 TEU and a weighted average remaining charter duration of 25 months.

We operate through a number of wholly-owned, vessel-owning subsidiaries incorporated in the Republic of Liberia and the Republic of the Marshall Islands. Allseas, a company controlled by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, provides the commercial and technical management services for all of the vessels in our fleet.

Our Fleet

The following table presents certain information concerning our current fleet:

Vessel	Year Built	TEU	Charterer	Daily Gross Charter Rate(1)	Remaining Time Charter Term(2)	Expiration of Charter	Date Delivered to Us
Box Trader	2010	3,426	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$20,000	4 months(3)	August 2012	April 29, 2011

Box Voyager	2010	3,426	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$20,000	3 months(3)	August 2012	April 29, 2011

CMA CGM Kingfish	2007	5,095	CMA CGM	$23,000	24 months(3)	April 2014	May 19, 2011

CMA CGM Marlin	2007	5,095	CMA CGM	$23,000	24 months(3)	May 2014	May 31, 2011

Maersk Diadema (formerly the MSC Siena)	2006	4,546	A.P. Moller — Maersk A/S (Maersk)	$28,000	21 months(4)	January 2014	May 19, 2011

Maule	2010	6,589	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$38,000	48 months(5)	May 2016	May 9, 2011

MSC Emma	2004	5,060	Mediterranean Shipping Co. S.A. (MSC)	$28,500	27 months(6)	August 2014	August 3, 2011

TEU weighted average Fleet age/Total Fleet Capacity	4.4 years	33,237

(1)	Represents the daily gross charter rate and does not reflect commissions payable by us to third party chartering brokers and Allseas aggregating 1.25% for the CMA CGM Kingfish and the CMA CGM Marlin and 2.50% for each of the other vessels in our fleet, including, in each case, 1.25% to Allseas.
(2)	As of the date of this prospectus, the average remaining duration of the charters of our fleet was 25 months (weighted by aggregate TEU capacity).
(3)	The charterer has the option to increase or decrease the term of the charter by 45 days.
(4)	The charterer has the option to extend the term of the charter by additional, one-year terms for four successive years at the same gross daily charter rate. In addition, the charterer has the option to increase or decrease the term of the charter by 45 days.
(5)	The charterer has the option to increase or decrease the term of the charter by 30 days. The charterer also has the option to purchase the vessel upon expiration of the charter, provided the option is exercised at least six months prior to the expiration of the term of the charter, for a purchase price of $57.0 million, less a 0.5% purchase commission payable to parties unaffiliated with us.
(6)	The charterer has the option to extend the term of the charter by an additional one-year term at the same gross daily charter rate. In addition, the charterer has the option to increase or decrease the term of the charter by 30 days.

We have also entered into an agreement with Paragon Shipping pursuant to which Paragon Shipping has granted us options to acquire two 4,800 TEU newbuilding containerships for which Paragon Shipping has entered into construction contracts and that are scheduled to be delivered to Paragon Shipping during the fourth quarter of 2013. We may exercise our options to acquire each vessel by way of an assignment of the relevant construction contract from Paragon Shipping at any time prior to the applicable vessel’s delivery to Paragon Shipping or purchase of such vessel at any time after its delivery to Paragon Shipping, so long as the vessel is owned by Paragon Shipping at such time. See “Item 7. Major Shareholders and Related Party Transactions — B. Related party transactions — Options to Acquire Two Newbuilding Containerships” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Our chartering policy is to employ our vessels and any vessels we may acquire in the future on short- to medium-term time charters of one to five years in order to take advantage of stable cash flows and high utilization rates while preserving the flexibility to later capitalize on potentially rising charter rates with longer terms, although we may opportunistically enter into attractive longer-term charters or short-term time charters with durations of less than one year. All of the seven vessels in our fleet are currently employed under fixed rate time charters with an average remaining duration of 25 months (weighted by aggregate TEU capacity), as of the date of this prospectus, with expirations ranging from three months to 48 months. We intend to continue to charter our vessels to a diversified portfolio of leading liner charterers with staggered re-delivery dates in accordance with our market outlook.

Management of Our Fleet

Allseas provides commercial and technical management services for our fleet, pursuant to long-term management agreements between Allseas and each of our vessel-owning subsidiaries. Allseas also provides commercial and technical management services for Paragon Shipping’s fleet. Commercial management includes, among other things, negotiating charters for our vessels, monitoring various types of charters, monitoring the performance of our vessels under charter, locating, purchasing, financing and negotiating the purchase and sale of our vessels, obtaining insurance for our vessels and finance and accounting functions. Technical management services include, among other things, arranging for and managing crews, vessel maintenance, drydocking, repairs, insurance, maintaining regulatory and classification society compliance and providing technical support.

In addition, Allseas also provides us with certain administrative services and the services of our executive officers, who report directly to our board of directors, as discussed below.

Allseas, a Liberian corporation based in Athens, Greece, was formed in 2000 as a ship management company and is wholly-owned by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, who is also the Chairman, President, Chief Executive Officer and Interim Chief Financial Officer of Paragon Shipping. We believe Allseas has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety and that our business benefits through access to the expertise and resources of Allseas.

Management Agreements

We have entered into separate management agreements with Allseas for each of the vessels in our fleet. Each management agreement has an initial term of five years and automatically renews for additional five-year periods, unless, in each case, at least 90 days’ advance notice of termination is given by either party. Under the management agreements, Allseas is entitled to a technical management fee of €620 per vessel, per day (or $827 per vessel, per day using an exchange rate of $1.3343:€1.00, the U.S. dollar/Euro exchange rate as of March 30, 2012 according to Bloomberg), payable on a monthly basis in advance, pro rata either for the calendar days these vessels are owned by us if the vessels are second-hand purchases, or from the date of the memorandum of agreement if the vessels are purchased directly from a shipyard. The technical management fee is adjusted annually based on the Eurozone inflation rate. Allseas is also entitled to (i) a fee equal to 1.25% of the gross freight, demurrage and charter hire collected from the employment of our vessels; (ii) a fee equal to 1.0% calculated on the price as stated in the relevant memorandum of agreement for any vessel bought or sold on our behalf, with the exception of the purchase of the Box Trader, the Box Voyager, the CMA CGM Kingfish and the CMA CGM Marlin, which were acquired from companies affiliated with us; and (iii) a superintendent fee of €500 per day (or $667 per day using an exchange rate of $1.3343:€1.00, the U.S. dollar/Euro exchange rate as of March 30, 2012 according to Bloomberg), for each day in excess of five days per calendar year for which a superintendent performed on site inspection. In addition, Allseas is entitled to a lump sum fee of $15,000 for pre-delivery services, including legal fees, crewing and manning fees, manual preparation costs and other expenses related to preparing the vessel for delivery, rendered during the period from the date a memorandum of agreement is signed for the purchase of any such vessel until the delivery date.

Additional vessels that we may acquire in the future may be managed by Allseas or unaffiliated management companies.

Manning Agreements

Allseas subcontracts crewing services relating to our vessels to Crewcare Inc., or Crewcare, a Philippines company beneficially owned by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou. Each of our vessel-owning subsidiaries has entered into manning agreements with Crewcare, pursuant to which Crewcare provides manning services for each of our vessels in exchange for a fixed monthly fee of $95 per seaman for all officers and crew who serve on board our vessels and a one-time recruitment fee of $120 per seaman. In addition, the agreements also provide for a fee of $30 per seaman for in-house training and a fee of $50 per seaman for extra in-house training.

Administrative Services Agreement

On April 19, 2011, we entered into an administrative services agreement with Allseas, under which Allseas provides us with telecommunication services, secretarial and reception personnel and equipment, security facilities and cleaning for our offices and information technology services at cost. Under the terms of the agreement, we have agreed to reimburse Allseas on a quarterly basis for all costs and expenses reasonably incurred by Allseas in connection with the provision of the above services, which amounted to approximately $23,000 for the year ended December 31, 2011.

Executive Services Agreement

On April 19, 2011, we entered into an executive services agreement with Allseas, pursuant to which Allseas provides the services of our executive officers, which include strategy, business development, marketing, finance and other services, who report directly to our board of directors. The agreement has an initial term of five years and automatically renews for successive five-year terms unless sooner terminated. Allseas is entitled to an executive services fee of $1.8 million per annum, payable in 12 monthly installments, in connection with the provision of services under the agreement. In addition, Allseas is entitled also to incentive compensation, at the discretion of our Board of Directors, which amounted to approximately $0.1 million for the year ended December 31, 2011.

For more information on our agreements with Allseas and Crewcare discussed above, see “Item 7. Major Shareholders and Related Party Transactions — B. Related party transactions” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Dividend Policy

Our policy is to pay quarterly dividends to shareholders, in February, May, August and November of each year, in amounts equal to substantially all of our operating cash flow less any amounts required to pay cash expenses and capital expenditures, service our debt and maintain reserves for drydockings, surveys and other purposes as our board of directors may from time to time determine. On April 30, 2012, our board of directors declared a dividend of $0.30 per share with respect to the first quarter of 2012, payable on or about May 18, 2012 to shareholders of record as of the close of business on May 11, 2012. On March 2, 2012, we paid a dividend of $0.30 per share with respect to the fourth quarter of 2011. On November 29, 2011, we paid a dividend of $0.30 per share with respect to the third quarter of 2011 and on August 24, 2011, we paid a dividend of $0.15 per share with respect to the second quarter of 2011.

Our board of directors may review and amend our dividend policy from time to time in light of our plans for future growth and other factors. We cannot assure you that we will be able to pay regular quarterly dividends in the amounts stated above or elsewhere in this prospectus or at all, and our ability to pay dividends will be subject to the restrictions in our loan agreements and the provisions of Marshall Islands law as well as the other limitations set forth in “Item 8. Financial Information — Consolidated statements and other financial information — Dividend Policy” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Recent Developments

On March 20, 2012, we entered into an interest rate swap agreement with UniCredit Bank AG, or UniCredit, with declining notional balances in order to hedge our variable interest rate exposure with an effective date of May 18, 2012 for an initial notional amount of $5,400,000 that will reduce by $150,000 on a quarterly basis for a period of five years. Under the terms of the agreement, we will make quarterly payments to UniCredit on the relevant amount at a fixed rate of 1.48% and UniCredit will make quarterly payments to us on the relevant amount based on the 3-month USD LIBOR.

On April 19, 2012, we entered into an interest rate swap agreement with Credit Suisse AG, or Credit Suisse, with declining notional balances in order to hedge our variable interest rate exposure with an effective date of May 30, 2012 for an initial notional amount of $5,025,000 that will reduce by $118,750 on a quarterly basis for a period of five years. Under the terms of the agreement, we will make quarterly payments to Credit Suisse on the relevant amount at a fixed rate of 1.20% and Credit Suisse will make quarterly payments to us on the relevant amount based on the 3-month USD LIBOR.

On April 30, 2012, our board of directors declared a quarterly dividend of $0.30 per share with respect to the first quarter of 2012, payable on or about May 18, 2012 to shareholders of record as of the close of business on May 11, 2012.

Corporate Structure

Box Ships Inc. is a company organized under the laws of the Republic of the Marshall Islands on May 19, 2010 as a wholly-owned subsidiary of Paragon Shipping. We completed our Initial Public Offering on April 19, 2011. The address of our principal executive offices is 15, Karamanli Avenue, 16673, Voula, Greece. Our telephone number at that address is +30 (210) 891-4600. We maintain a website at www.box-ships.com. Information contained on our website does not constitute part of this prospectus.

As of the date of this prospectus, Paragon Shipping and our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, own approximately 21.1% and 12.1% of our outstanding common shares, respectively.

We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands and the Republic of Liberia.

The Securities We May Offer

We may use this prospectus to offer up to $500,000,000 of our:

•	common shares, including the related preferred stock purchase rights;

•	preferred shares;

•	debt securities;

•	warrants;

•	purchase contracts;

•	rights; and

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading “Item 3. Key Information — D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, and the other documents we have incorporated by reference in this prospectus, including the section entitled “Item 3. Key Information — D. Risk factors” in future Annual Reports that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information — Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

If the share price of our common shares fluctuates after this offering, you could lose a significant part of your investment.

Our common shares commenced trading on the New York Stock Exchange in April 2011. We cannot assure you that an active or liquid public market for our common shares will continue. Since 2008, the stock market has experienced extreme price and volume fluctuations. If the volatility in the market continues or worsens, it could have an adverse effect on the market price of our common shares and impact a potential sale price if holders of our common shares decide to sell their shares.

The market price of our common shares may be influenced by many factors, many of which are beyond our control, including those described above in “Item 3. Key Information — D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2011 and the following:

•	the failure of securities analysts to publish research about us after this offering, or analysts making changes in their financial estimates;

•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;

•	variations in quarterly operating results;

•	general economic conditions;

•	terrorist or piracy acts;

•	future sales of our common shares or other securities; and

•	investors’ perception of us and the international containership sector.

As a result of these and other factors, investors in our common shares may not be able to resell their shares at or above the price they paid for such shares or at all. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our 2011 Equity Incentive Plan, without shareholder approval, in a number of circumstances.

Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for dividends payable on our common shares may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of our common shares may decline.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	our expectations of our ability to pay dividends on our common shares;

•	our future financial condition or results of operations and future revenues and expenses;

•	our ability to identify and acquire additional containerships;

•	general market conditions and shipping market trends, including charter rates and factors affecting supply and demand;

•	our ability to repay our debt and obtain additional financing;

•	expected compliance with financing agreements and the expected effect of restrictive covenants in such agreements;

•	planned capital expenditures and the ability to fund capital expenditures from external financing sources;

•	the need to establish reserves that would reduce dividends on our common shares;

•	changes in demand or rates in the container shipping industry;

•	future supply of, and demand for, products suitable for shipping in containers;

•	our charterers’ performance of their obligations under our time charters;

•	changes in the supply and demand of containerships, including newbuilding of vessels or lower than anticipated scrapping of older vessels;

•

changes in rules and regulations applicable to the container shipping industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities;

•	increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube oil, bunkers, repairs, maintenance and general and administrative expenses;

•	the adequacy of our insurance arrangements;

•	changes in general domestic and international political conditions;

•

changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures;

•	the ability to leverage the relationships and reputations of Paragon Shipping and Allseas in the shipping industry;

•	the ability to maximize the use of vessels;

•	operating expenses, availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	expected pursuit of strategic opportunities, including the acquisition of vessels and expansion into new markets;

•	expected financial flexibility to pursue acquisitions and other expansion opportunities;

•	the ability to compete successfully for future chartering and newbuilding opportunities;

•	the expenses under service agreements with affiliates the Company and Paragon Shipping;

•	the anticipated taxation of our Company and distributions to our shareholders;

•	the expected life span of our vessels;

•	customers’ increasing emphasis on environmental and safety concerns;

•	anticipated funds for liquidity needs and the sufficiency of cash flows; and

•	our business strategy and other plans and objectives for future operations.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the section entitled “Risk Factors,” beginning on page 7 of this prospectus for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for the year ended December 31, 2011.(1) For the period from May 19, 2010 (referred to herein as Inception) to December 31, 2010, we incurred losses and thus the following table sets forth the dollar amount of the coverage deficiency.

	For the period from May 19, 2010 (Inception) to December 31, 2010	For the year ended December 31, 2011
(Loss) / Earnings:
Net (loss) / income	$(3,822)	$12,953,386
Add: Fixed charges	—	4,548,382

Total (Loss) / Earnings	$(3,822)	$17,501,768

Fixed Charges:
Interest expense	$—	$4,104,333
Amortization and write-off of capitalized expenses relating to indebtedness	—	444,049

Total Fixed Charges	$—	$4,548,382

Ratio of Earnings to Fixed Charges		3.8	x
Dollar amount of the coverage deficiency	$3,822	N/A

(1)	We have not issued any preferred stock as of the date of this prospectus. Accordingly, the ratio of earnings to fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION

Each prospectus supplement will include information on our consolidated capitalization.

DILUTION

Information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

PER SHARE MARKET PRICE INFORMATION

Our common shares commenced trading on the New York Stock Exchange under the symbol “TEU” on April 14, 2011.

The table below sets forth the low and high closing prices for each of the periods indicated for our common shares.

For the Fiscal Year Ended	Low	High
December 31, 2011(1)	$7.10	$11.50

For the Quarter Ended	Low	High
June 30, 2011(1)	$9.17	$11.50
September 30, 2011	$7.10	$11.20
December 31, 2011	$7.20	$10.56
March 31, 2012	$8.12	$9.74

(1)	For the period from April 14, 2011, the date on which our common shares began trading on the New York Stock Exchange, until the end of the period.

For the Month	Low	High
November 2011	$8.89	$10.56
December 2011	$8.35	$10.23
January 2012	$8.12	$9.11
February 2012	$8.13	$9.74
March 2012	$8.50	$9.11
April 2012	$8.56	$8.92

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States, in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and our major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this registration statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the SEC under the Securities Act. If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 2720.

DESCRIPTION OF CAPITAL STOCK

For purposes of the description of the Company’s capital stock below, references to “us,” “we” and “our” refer only to Box Ships Inc. and not any of our subsidiaries.

Authorized Capitalization

Our amended and restated articles of incorporation provide for common shares, which each have one vote per share. As of the date of this prospectus, our authorized capital stock consisted of 500,000,000 registered shares, of which:

•	475,000,000 shares are designated as common shares, par value $0.01 per share;

•

25,000,000 shares are designated as preferred shares, par value $0.01 per share, of which 1,000,000 shares are designated Series A Participating Preferred Stock in connection with the adoption of our Stockholders Rights Agreement described under “— Stockholders Rights Agreement.”

All of our shares of stock are in registered form. As of the date of this prospectus, we had issued and outstanding 16,326,000 common shares.

Share History

On May 19, 2010, we issued to Paragon Shipping 100 shares of our capital stock, no par value, constituting all of the shares of our authorized capital stock.

On April 11, 2011, following approval by our board of directors and sole shareholder, we amended and restated our articles of incorporation, among other things, to increase our authorized share capital to 500,000,000 registered shares, comprised of 475,000,000 common shares and 25,000,000 preferred shares, each with a par value of $0.01 per share. The 100 shares of our capital stock, no par value, held by Paragon Shipping were converted to 100 common shares, par value $0.01 per share, upon the filing of our amended and restated articles of incorporation with the Registrar of Corporations of the Republic of the Marshall Islands and were subsequently cancelled as discussed below.

On April 19, 2011, we completed our Initial Public Offering, whereby we issued 11,000,000 common shares at a public offering price of $12.00 per share, resulting in net proceeds of approximately $122.7 million after deducting underwriting discounts and commissions. Our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, purchased 114,000 common shares in our Initial Public Offering at the public offering price of $12.00 per share. Concurrently with the closing of our Initial Public Offering, Paragon Shipping surrendered to us the 100 common shares that it owned and the 100 shares were subsequently cancelled.

On April 19, 2011, we entered into purchase agreements with Paragon Shipping to acquire the Box Trader and the Box Voyager, in consideration for 2,266,600 common shares and approximately $69.2 million in cash. The 2,266,600 common shares were issued to Paragon Shipping on April 29, 2011 in connection with the delivery of the Box Trader and the Box Voyager.

In addition, on April 19, 2011, we entered into purchase agreements with each of Paragon Shipping and Proplous Navigation S.A., or Proplous Navigation, a company owned by Mr. Michael Bodouroglou, our Chairman, President and Chief Executive Officer, to acquire the CMA CGM Kingfish and the CMA CGM Marlin, respectively. We funded the acquisition of the CMA CGM Kingfish with 1,170,900 common shares and approximately $35.8 million in cash from the net proceeds of our Initial Public Offering and borrowing under our secured loan agreements. We funded the acquisition of the CMA CGM Marlin with 1,562,500 common shares, issuable to Proplous Navigation, which nominated Neige International Inc., or Neige International, a company also controlled by Mr. Bodouroglou, to receive the shares, and approximately $29.5 million in borrowings under our unsecured loan agreement with Paragon Shipping. The common shares were issued to Paragon Shipping and Neige International on May 19, 2011 and May 31, 2011, respectively, in connection with the delivery of the CMA CGM Kingfish and the CMA CGM Marlin, respectively.

In connection with the completion of our Initial Public Offering, on April 19, 2011, we granted 100,000 of our restricted common shares to Mr. Bodouroglou, our Chairman, President and Chief Executive Officer, under our 2011 Equity Incentive Plan, with such restricted shares being valued at $11.05 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on April 19, 2012.

In connection with the completion of our Initial Public Offering, on July 14, 2011, we granted under our 2011 Equity Incentive Plan 1,000 of our restricted common shares to each of our non-executive directors and 5,000 of our restricted common shares to an employee of our Manager, with such restricted shares being valued at $10.735 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on April 19, 2012.

On December 5, 2011, we granted under our 2011 Equity Incentive Plan 200,000 of our restricted common shares to Mr. Bodouroglou and 3,000 of our restricted common shares to each of our non-executive directors, with such restricted shares being valued at $10.23 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on December 31, 2012.

On January 2, 2012, we granted under our 2011 Equity Incentive Plan 2,000 of our restricted common shares to our Chief Financial Officer, Mr. Robert Perri, and an aggregate of 6,000 of our restricted common shares to certain employees of our Manager, with such restricted shares being valued at $8.66 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on December 31, 2012.

On February 3, 2012, we granted under our 2011 Equity Incentive Plan 1,000 of our restricted common shares to certain employees of our Manager, with such restricted shares being valued at $8.275 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on December 31, 2012.

Our Articles of Incorporation and Bylaws

Our purpose, as is stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our amended and restated articles of incorporation and amended and restated bylaws do not impose any limitations on the ownership rights of our shareholders.

Description of Common Shares

Voting Rights

Generally, Marshall Islands law provides that the holders of a class of stock are entitled to a separate class vote on any proposed amendment to our amended and restated articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect it adversely.

Holders of shares of our common shares have identical rights entitling the holder to one vote per share.

Dividends

Marshall Islands law generally prohibits the payment of a dividend when a company is insolvent or would be rendered insolvent by the payment of such a dividend or when the declaration or payment would be contrary to any restrictions contained in the company’s articles of incorporation. Dividends may be declared and paid out of surplus only, but if there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.

Subject to preferences that may apply to any preferred shares outstanding at the time, the holders of our common shares are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. In the event a stock dividend is paid, the holders of our common shares will receive common shares, or rights to acquire common shares, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common shares will be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred shares.

Conversion

Our common shares are not convertible into any other shares of our capital stock.

Other Rights

Holders of our common shares do not have redemption or preemptive rights to subscribe for any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.

Description of Preferred Shares

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

We have designated 1,000,000 preferred shares as Series A Participating Preferred Stock in connection with the adoption of our Stockholders Rights Agreement described under “— Stockholders Rights Agreement.”

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting. Our amended and restated articles of incorporation provide that our board of directors must consist of at least three members, with the exact number to be fixed by a vote of at least two-thirds of the entire board of directors. Directors are elected annually on a staggered basis, whereby each director is divided into one of three classes, which shall be as nearly equal in number as possible. Each director shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Shareholder Meetings

Under our amended and restated bylaws, annual meetings of shareholders are held at a time and place selected by our board of directors. The meetings may be held in or outside of the Republic of the Marshall Islands. Special meetings may be called at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of our total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder’s shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Director Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our amended and restated articles of incorporation bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also authorize us to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

We have entered into a non-competition agreement with Paragon Shipping and our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, that provides that so long as Mr. Bodouroglou is a director or executive officer of our Company (i) Mr. Bodouroglou and any entity which he controls and (ii) during any period in which Mr. Bodouroglou is also a director or executive officer of Paragon Shipping and Paragon Shipping is the holder of more than 5% of our total issued and outstanding common shares, Paragon Shipping, will be prohibited from acquiring or entering into any charter for containerships without our prior written consent and we will not acquire or enter into any charter for drybulk carriers without the prior written consent of Mr. Bodouroglou, such entities controlled by him and Paragon Shipping, as applicable.

In addition, we have also entered into an agreement with Paragon Shipping pursuant to which Paragon Shipping has granted us options to acquire two 4,800 TEU newbuilding containerships for which Paragon Shipping has entered into construction contracts and that are scheduled to be delivered during the fourth quarter of 2013. We may exercise our options to acquire each vessel by way of an assignment of the relevant construction contract from Paragon Shipping at any time prior to the applicable vessel’s delivery to Paragon Shipping or purchase of such vessel at any time after its delivery to Paragon Shipping, so long as the vessel is owned by Paragon Shipping at such time. The purchase price of the options will be equal to the greater of (i) Paragon Shipping’s actual carrying cost of the vessel at the date the option is exercised, plus any actual expenses incurred by Paragon Shipping in connection with the construction contracts or the vessels and (ii) the fair market value of the vessel at the date the option is exercised as determined by the average of two independent ship brokers selected by Paragon Shipping and us. To the extent we do not exercise our options to acquire one or both of these vessels, Paragon Shipping will be permitted to operate, or sell, the vessels pursuant to a waiver that we will grant to Paragon Shipping under the non-competition agreement described above, provided that Paragon Shipping will grant to us a right of first offer on any proposed sale, transfer or other disposition of the vessels and a right of first refusal over any containership chartering opportunities.

The agreements described above have the effect of limiting the conflicts of interest that our directors and officers who also serve as directors or officers of Paragon Shipping or its other affiliates may have. There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is being sought.

Anti-Takeover Effect of Certain Provisions of Our Articles of Incorporation and Bylaws

Several provisions of our amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of “blank check” preferred stock. Our board of directors could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of our common shares. The issuance of preferred shares, of which 1,000,000 shares is designated Series A Participating Preferred Shares in connection with our adoption of a Stockholders Rights Agreement described under “— Stockholders Rights Agreement”, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and might harm the market price of our common shares. We have no current plans to issue any preferred shares.

Classified Board of Directors

Our amended and restated articles of incorporation provide that our board of directors serve staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of the capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated bylaws provide that, subject to certain limited exceptions, only the chairman of the board of directors, a majority of the board of directors or any officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting of shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year’s annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Business combinations

Although the BCA does not contain specific provisions regarding “business combinations” between companies organized under the laws of the Marshall Islands and “interested shareholders,” we have included these provisions in our amended and restated articles of incorporation. Specifically, our amended and restated articles of incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an interested shareholder. Interested shareholders generally include:

•	any person who is the beneficial owner of 15% or more of our outstanding voting stock; or

•	any person who is our affiliate or associate, other than Paragon Shipping, Mr. Bodouroglou and any entity controlled by Michael Bodouroglou, and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person’s status as an interested shareholder is determined, and the affiliates and associates of such person, provided, however, that the term “interested shareholder” will not include any person whose ownership of shares in excess of the 15% limitation is the result of action taken solely by us; provided that such person shall be an interested shareholder if thereafter such person acquires additional shares of our voting shares, except as a result of further action by us not caused, directly or indirectly, by such person.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or of any subsidiary of ours having an aggregate market value equal to 10% or more of either the aggregate market value of all of our assets, determined on a combined basis, or the aggregate value of all of our outstanding stock;

•	certain transactions that result in the issuance or transfer by us of any stock of ours to the interested shareholder;

•

any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested shareholder or any affiliate or associate of the interested shareholder; and

•

any receipt by the interested shareholder of the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

These provisions of our amended and restated articles of incorporation do not apply to a business combination if:

•	before a person became an interested shareholder, our board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

•

at or following the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock that is not owned by the interest shareholder;

•	the shareholder was or became an interested shareholder prior to the closing of our Initial Public Offering;

•

a shareholder became an interested shareholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the shareholder ceased to be an interested shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between us and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

•

the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our amended and restated articles of incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one) who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(i) a merger or consolidation of us (except for a merger in respect of which, pursuant to the BCA, no vote of our shareholders is required);

(ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of us or of any direct or indirect majority-owned subsidiary of ours (other than to any direct or indirect wholly-owned subsidiary or to us) having an aggregate market value equal to 50% or more of either the aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(iii) a proposed tender or exchange offer for 50% or more of our outstanding voting stock.

Stockholders Rights Agreement

General

We have adopted a stockholders rights plan. Each of our common shares includes one preferred stock purchase right, referred to in this section of the prospectus entitled “— Stockholder Rights Agreement” as a right, or, collectively, the rights, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $90.00 per unit, subject to specified adjustments. The rights were issued pursuant to a Stockholders Rights Agreement between us and Computershare Trust Company, N.A., as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

We have summarized the material terms and conditions of the Stockholders Rights Agreement and the rights below. For a complete description of the rights, we encourage you to read the Stockholders Rights Agreement filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Detachment of the Rights

The rights are attached to all certificates representing our currently outstanding common shares and will attach to all certificates for our common shares we issue before the rights distribution date or the date on which the rights expire (or thereafter, in certain circumstances). The rights will not be exercisable until after the rights distribution date and will expire at the close of business on the tenth anniversary of the closing of our Initial Public Offering, unless we redeem or exchange them earlier as we describe below. The rights will separate from shares of our common shares and a rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•

ten days following a public announcement that a person or group of affiliated or associated persons, or an “acquiring person,” has acquired or obtained the right to acquire beneficial ownership of 15% or more of the number of our outstanding common shares; or

•	ten business days following the announcement of a tender or exchange offer that would result, if closed, in a person’s becoming an acquiring person.

Paragon Shipping, Michael Bodouroglou and any entity controlled by Michael Bodouroglou, and their respective related entities, are excluded from the definition of “acquiring person” for purposes of the distribution of the rights, and therefore their ownership cannot trigger the distribution of the rights. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of our common shares by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date of some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.

Until the rights distribution date:

•	our common share certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new common shares will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of our common shares at the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any common shares we issue after the rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person, as defined above.

If a flip-in event occurs and we do not redeem the rights as described under the heading “Redemption of Rights” below, each right, other than any right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of stock of the same class of stock in which such right is included, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all rights that are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the rights agreement specifies.

Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, subject to limited exceptions; or

•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such right.

Anti-Dilution

The number of outstanding rights associated with our common shares is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common shares occurring before the rights distribution date. With some exceptions, the rights agreement does not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also does not require us to issue fractional common shares that are not integral multiples of one one-thousandth of a preferred share and, instead, we may make a cash adjustment based on the market price of the common shares on the last trading date before the date of exercise. The rights agreement reserves to us the right to require before the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that we will issue only whole shares of stock.

Redemption of Rights

At any time before the close of business on the earlier of the distribution date or the date on which the rights expire, we may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The rights are not exercisable and no flip-in event shall occur if timely redeemed by us. The rights will terminate immediately upon ordering the redemption and making the appropriate filing with the rights agent.

Exchange of Rights

We may, at our option, subject to applicable laws, rules and regulations, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per right, subject to specified adjustments at any time after the occurrence of a flip-in event and before any person becoming the beneficial owner of 50% or more of the common shares then outstanding.

Amendment of Terms of Rights

During the time the rights are redeemable, we may amend any of the provisions of the rights agreement in any way without the approval of the rights holders. Once the rights cease to be redeemable, we generally may amend the provisions of the rights agreement without the approval of the rights holders, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•

to shorten or lengthen any time period under the rights agreement, except that we cannot lengthen the time period governing redemption or any other time period, unless such lengthening is for the purpose of protecting, clarifying or enhancing the rights and benefits of the rights holders (other than an acquiring person).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the registration statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•

the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•

the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture.

Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•

the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries — either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the SEC.

The 2012 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee.

The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, rights, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$57,300
FINRA filing fee		$50,500
New York Stock Exchange supplemental listing fee	$	*

Legal fees and expenses	$	*

Accounting fees and expenses	$	*

Printing and engraving expenses	$	*

Transfer agent and registrar fees	$	*

Indenture trustee fees and expenses	$	*

Blue sky fees and expenses	$	*

Miscellaneous	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Box Ships Inc. and the combined financial statements of Ardelia Navigation Limited and Eridanus Trading Co. incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the SEC. You may read and copy any document that we file and obtain copies at prescribed rates from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our filings are also available on our website at http://www.box-ships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus incorporates by reference the following documents:

•

our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•

our Form 8-A12B, filed with the SEC on April 8, 2011, registering our common shares, par value $0.01 per share, and our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Box Ships Inc.

15, Karamanli Ave.

Voula, 16673

Athens, Greece

+ (30) (210) 8914 600

Attn: Mrs. Maria Stefanou

Information Provided by the Company

We will furnish holders of common shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

BOX SHIPS INC.

$             of Units to Purchase

             Common Shares and

Warrants to Purchase              Common Shares

PROSPECTUS SUPPLEMENT

Maxim Group LLC

                    , 2014